 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-268955
PROSPECTUS SUPPLEMENT
(To prospectus dated January 6, 2023)
Nyxoah SA
1,215,964 Ordinary Shares
We are offering 1,215,964 of our ordinary shares pursuant to this prospectus supplement. Our ordinary shares are listed on The Nasdaq Global Market, or Nasdaq, under the symbol “NYXH” and on Euronext Brussels under the symbol “NYXH.” On November 12, 2025, the last reported sale price of our ordinary shares on Nasdaq was $5.68 per ordinary share, and the last reported sales price of our ordinary shares on Euronext was €4.85 per ordinary share.
Our business and an investment in our ordinary shares involve significant risks. These risks are described under the section titled “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The ordinary shares are being sold directly to the investors pursuant to a securities purchase agreement dated November 13, 2025.
The ordinary shares are being offered directly to investors without a placement agent or underwriter. We are not paying underwriting discounts or commissions in connection with the offering. The gross proceeds to us before expenses will be approximately $5.6 million. We estimate the total expenses of this offering will be approximately $0.1 million.
	Ordinary Shares	Total
Offering Price and proceeds to us, before expenses(1)	$4.6304	$5,630,399.7056

(1)
Equivalent to a sale price of €4.00 per ordinary share based on an exchange rate of €1 to $1.1576 on November 12, 2025, as published by the European Central Bank.

Delivery of our ordinary shares is excepted to made on or about November 18, 2025.
The date of this prospectus supplement is November 13, 2025.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process on December 22, 2022, and was declared effective by the SEC on January 6, 2023.
Before buying any of the ordinary shares that we are offering, we urge you to carefully read this prospectus supplement and accompanying prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision.
We provide information to you about this offering of our ordinary shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement and any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference in this prospectus supplement and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
No action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares or possession or distribution of this prospectus supplement or the accompanying prospectus. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus.
Unless otherwise indicated or the context otherwise requires, in this prospectus supplement, “Nyxoah,” the “Company,” “we,” “us” and “our” refer to Nyxoah SA and its consolidated subsidiaries.

S-ii

PRESENTATION OF FINANCIAL INFORMATION
We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. None of the financial statements presented or incorporated by reference in this prospectus supplement were prepared in accordance with generally accepted accounting principles in the United States. We present our financial statements in Euros and in accordance with IFRS as issued by the IASB. All references in this prospectus to “$” are to U.S. dollars and all references to “€” are to the Euro. Unless otherwise indicated, certain U.S. dollar amounts contained in this prospectus supplement have been translated into Euro based on an exchange rate of €1 to $1.1576 on November 12, 2025, as published by the European Central Bank. These translations should not be considered representations that any such amounts have been, could have been or could be converted into Euros at that or any other exchange rate as of that or any other date.
We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus supplement. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in our most recent filings with the SEC including our Annual Report on Form 20-F and reports on Form 6-K, as well as other information in this prospectus supplement and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
About Nyxoah SA
We are a medical technology company focused on the development and commercialization of innovative solutions to treat Obstructive Sleep Apnea, or OSA. Our lead solution is the Genio system, a CE-Marked, patient-centric, minimally invasive, next generation hypoglossal neurostimulation, or HGNS, therapy for the treatment of moderate to severe OSA. OSA is the world’s most common sleep disordered breathing condition and is associated with increased mortality risk and comorbidities including cardiovascular diseases, depression and stroke. Our innovative technology platform is a first-of-its-kind HGNS device designed to treat OSA through bilateral stimulation, by maintaining an open airway for a restful night’s sleep. We started generating revenue from the sale of the Genio system in Europe in July 2020, and we are currently conducting our DREAM pivotal trial designed to support marketing authorization in the United States. We announced on March 19, 2024 that the DREAM pivotal trial has achieved its primary endpoints. We are developing a significant body of clinical evidence to further support the strong value proposition of the Genio system and its ability to improve the health and quality of life of OSA patients.
Recent Developments
Private Placement
On November 13, 2025, we entered into subscription agreements, or the Subscription Agreements, with certain investors, or the Investors, including certain institutional investors. The Subscription Agreements relate to the offer and sale to the Investors in the Private Placement of ordinary shares, no nominal value per share, at a price per share of €4.00, for aggregate gross proceeds of approximately €17.0 million. The closing of the Private Placement is expected to occur on or about November 18, 2025, subject to customary closing conditions, concurrently with the closing of this offering. The consummation of the Private Placement is contingent upon the closing of this offering, and the consummation of this offering is contingent on the consummation of the Private Placement.
The ordinary shares issued and sold in the Private Placement are not being registered under the Securities Act of 1933, as amended, or the “Securities Act. Certain of the ordinary shares are being offered in a private placement to non-U.S. Persons (as such term is defined under Rule 902 of Regulation S under the Securities Act, or Regulation S) in a transaction outside the United States pursuant to Regulation S. The remaining ordinary shares are being offered in a private placement to U.S. Persons (as such term is defined under Rule 902 of Regulation S) pursuant to the exemption provided in Section 4(a)(2) of the Securities Act. Each U.S. investor is an “accredited investor” (as such term is defined in Rule 501(a)) or “qualified institutional buyer” (as such term is defined in Rule 144A) under the Securities Act.
Convertible Notes Offering
On November 13, 2025, we entered into a Subscription Agreement, or the Notes Subscription Agreement, with a certain institutional investor, or the Notes Investor, pursuant to which we agreed to sell, and the Notes Investor agreed to purchase, up to €45.0 million in aggregate principal amount of amortizing senior unsecured convertible notes at an 8.0% original issue discount, or the Notes Offering, consisting of an initial tranche of €22.5 million amortizing senior unsecured convertible notes, or the First Tranche Notes, and a second tranche of €22.5 million amortizing senior unsecured convertible notes, or the Second Tranche Notes, and together with the First Tranche Notes, the Notes.

The issuance of the First Tranche Notes is expected to occur no later than 22 days after the date of the Note Subscription Agreement, or the First Tranche Notes Closing Date, subject to the successful completion of the Private Placement and this offering, along with the satisfaction or waiver of certain additional customary closing conditions. The issuance of the Second Tranche Notes is subject to additional customary closing conditions and will take place upon satisfaction of such closing conditions, or. such date, the Second Tranche Closing Date.
The First Tranche Notes will be constituted by a Bond Instrument, dated the First Tranche Notes Closing Date. The Second Trance Notes will be constituted by a bond instrument, or the Bond Instrument, on such date as the closing conditions applicable to the Second Tranche Notes have been met, or the Second Tranche Notes Closing Date.
Assuming the successful issuance of both the First Tranche Notes and the Second Tranche Notes, the gross amount of proceeds to us from the Notes Offering will be approximately €41.4 million. We expect to use the proceeds from the Notes Offering for working capital and other general corporate purposes.
The Notes, and the ordinary shares issuable upon the conversion or settlement thereof, including any Amortization Shares (as defined below), are not being registered under the Securities Act. The ordinary shares are being offered to non-U.S. Persons (as such term is defined under Rule 902 of Regulation S) in a transaction outside the United States pursuant to Regulation S.
The following is intended to provide a summary of the terms of the agreements and Notes described above. This summary is qualified in its entirety by reference to the full text of such documents, each of which will be attached as exhibits to a future filing.
Notes Subscription Agreement
The Notes are to be issued pursuant to the Notes Subscription Agreement. The Notes Subscription Agreement provides for the sale of the Notes in the aggregate principal amount of €45.0 million at an 8.0% original issue discount, assuming the successful issuance of the First Tranche Notes and the Second Trance Notes. The Notes Subscription Agreement obligates us to indemnify the Notes Investor and various related parties for certain losses including those resulting from (i) any misrepresentation or breach, or alleged misrepresentation or breach, of any representation or warranty made by us, (ii) any breach of any obligation of ours, and (iii) any untrue statement contained in any announcement or press release published by or on our behalf with respect to the Notes.
Notes
Description of Notes
The Notes will be issued as our senior amortizing unsecured obligations pursuant to a Bond Instrument. The terms of the Notes include those provided in such Bond Instrument.
Initial Notes and Second Tranche Notes
On the First Tranche Notes Closing Date, we expect to issue €22.5 million in aggregate principal amount of First Tranche Notes to the Notes Investor, subject to the successful completion of the Private Placement and this offering and the satisfaction or waiver of certain additional customary closing conditions, which include the requirement that we maintains an Average Market Capitalization (as described in the Notes Subscription Agreement) of at least €150.0. million.
During the period commencing from (and including) the date falling seven months following the First Tranche Notes Closing Date to (but excluding) the date falling one month thereafter, we may, at our option, require the Investor to purchase, in a single closing, the Second Tranche Notes, subject to the satisfaction of standard closing conditions, which include the requirements that the issuer maintains a Last Market Capitalization and an Average Market Capitalization (as such terms are described in the Notes Subscription Agreement) of at least €240.0. million and a Daily Traded Value (as described in the Notes Subscription Agreement) greater than U.S.$1.0 million.

Ranking
The Notes shall rank in right and priority of payment immediately after our liabilities under its existing credit facility with the European Investment Bank, or the EIB Facility, and are postponed and subordinated solely to our liabilities under the EIB Facility, except for any obligations mandatorily preferred by law applying to companies generally. The Notes shall not be, and are not intended to be, subordinated to any present or future indebtedness, obligations or liabilities of the Issuer, whether senior, pari passu, or otherwise, other than the liabilities under the EIB Facility, except for obligations mandatorily preferred by law applying to companies generally. The Note shall rank at least pari passu with all of our other present and future unsecured and unsubordinated liabilities, except for obligations mandatorily preferred by law applying to companies generally.
Pursuant to the terms of the Notes, we will covenant to not to incur additional financial indebtedness which is senior in right of payment to the Notes.
Maturity Date; Amortization
The First Tranche Notes will mature on the third anniversary of their issuance, and the Second Tranche Notes will mature on the third anniversary of their issuance. We are required to pay, on the Maturity Date, all outstanding principal, together with accrued and unpaid interest.
The Notes will amortize in twelve (12) installments payable every three (3) months beginning three (3) months after the date of the Private Placement. At our option, we may make installment payments in cash of 103% of the applicable Amortised Payment Amount (as defined in the Bond Instrument) Alternatively, we may elect to make such Amortised Payment Amount in ordinary shares, or the Amortization Shares, which will be priced at the Relevant Share Settlement Price (as defined in the Bond Instrument), which is the lower of (a) the Conversion Price (as defined in the Bond Instrument) as then in effect and (b) 90% of the Reference Lowest Daily Market Price (as defined in the Bond Instrument) in respect of the relevant SSO Reference Date (as defined in the Bond Instrument).
Deferral and Advancement of Amortization Payments
Pursuant to the Bond Instrument, the Note Investor may, on one or more occasions, exercise its right to defer any one or more Amortized Payment Amounts (as defined in the Bond Instrument) that would be scheduled for payment on an Scheduled Amortization Payment Date (as defined in the Bond Instrument) by giving notice to us at least one business day prior to such Scheduled Amortization Payment Date. The effect of the deferral is that the Amortized Payment Amount would not be payable on such Scheduled Amortization Payment Date, but instead would become payable on any subsequent Scheduled Amortization Payment Date as specified in the notice provided to us. Additionally, the Note Investor may, on one or more occasions, exercise its right to bring forward up to two payments of the Amortized Payment Amount in respect of all or some of the Notes outstanding at such time as would otherwise be scheduled to be paid either on (i) the final maturity date or (ii) on each of the final maturity date and the immediately preceding Amortization Payment Date by giving notice to us, in which case such payments shall become payable on the date specified in the notice which shall not be earlier than two business days following the date on which the relevant notice is given.
Interest
The Notes will bear interest at a rate of 6.5% per annum on the outstanding principal amount of the Notes payable in arrear every three (3) months beginning three (3) months after the date of the Private Placement.
Conversion Price
The First Tranche Notes will have an initial conversion price on the date of issuance of such First Tranche Notes equal to 125% of the price per ordinary share issued in the Private Placement. The Second Tranche Notes will have a conversion price equal to 125% of the Market Price (as defined in the Bond

Instrument) on the date of the issuance. The Investor may elect to convert the Notes at the applicable conversion price at any time following the applicable issuance date.
The conversion price of the Notes is subject to adjustment in certain circumstances. Where we consummate a Relevant Equity Raise (as defined in the Bond Instrument), the Placing Proceeds (as defined in the Bond Instrument) of which are equal to or greater than €2.0 million, the conversion price shall be reset to the relevant Placing Price (as defined in the Bond Instrument) (if lower than the then prevailing conversion price).
Events of Default
The Notes contain standard and customary events of default including, but not limited to: (i) our failure to pay any principal, interest, late charges, or other amounts due under the Notes, (ii) our failure to deliver Ordinary Shares following any exercise of the Notes, (iii) our failure to perform or comply in any material respect with any of its respective obligations under the covenants and undertakings conditions of the Notes, (iv) our failure to perform or comply in any material respect with its obligations in the Notes or the Bond Documents (as defined in the Notes), (v) our default under, or the occurrence of certain events of default or other violations of the terms of, our and our subsidiaries’ other existing indebtedness, (vi) bankruptcy, reorganization or liquidation events, (vii) material breaches of Company representations, warranties and covenants in the Notes Subscription Agreement. In the event of an event of default, the Notes would be subject to redemption in an amount that is the sum of (i) the Make-Whole Premium (as defined in the Bond Instrument) and (ii) an amount equal to the greater of 120% of the principal amount of Notes outstanding on the relevant date and the relevant Parity Value (as defined in the Bond Instrument) of the Notes.
Change of Control; De-Listing Event; Free Float Event
In connection with a Change of Control (as defined in the Bond Instrument), we must provide notice to the Notes Investor within five (5) business days following the occurrence of the Change of Control. If the Notes Investor elects to convert its notes after the occurrence of a Change of Control, we must ensure the Notes Investor will receive the same consideration for Ordinary Shares arising on such exercise as it would have received had such shares been submitted into, and accepted pursuant to the relevant offer in connection with the Change of Control. In the event of a Change of Control, the Notes would be subject to redemption in an amount that is the sum of (i) the Make-Whole Premium (as defined in the Bond Instrument) and (ii) an amount equal to the greater of 120% of the principal amount of Notes outstanding on the relevant date and the relevant Parity Value (as defined in the Bond Instrument) of the Notes.
In addition, in the case of a change of a control, if the Change of Control Resolutions (as defined in the Bond Instrument) are not passed before the Longstop Date (as defined in the Bond Instrument) and filed with the Belgian authorities, the Notes Investor will have the right to require us to redeem in cash (or shares, at the Notes Investors’ election) the Note.
In connection with a De-Listing Event or Free Float Event (each as defined in the Bond Instrument), the Notes would be subject to redemption in an amount that is the sum of (i) the Make-Whole Premium (as defined in the Bond Instrument) and (ii) an amount equal to the greater of 120% of the principal amount of Notes outstanding on the relevant date and the relevant Parity Value (as defined in the Bond Instrument) of the Notes.
Covenants
The Notes contain a variety of obligations on our part to not engage in specific activities, which are typical for transactions of this type, including the following covenants:
•
We and our subsidiaries will not (directly or indirectly) create or permit to subsist any mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect, or a Security Interest, without securing our obligations under the Notes equally ratable therewith or providing other security, guarantees or arrangements for the benefit of the Note holders as may be approved by holders of at least 90 per cent in principal amount of the Note then outstanding, with the exception of certain permitted Security Interests described in the Notes;
•
We and our subsidiaries will not (directly or indirectly) create, incur, assume or otherwise become liable in respect of any financial indebtedness which (i) by their terms carry rights of conversion into, or exchange or subscription for, or the right to otherwise acquire, our ordinary shares or the ordinary shares of subsidiaries, (ii) by their terms limit or prohibit any of the terms of the Notes, including any prohibition of payment of cash pursuant to the notes, any limitation on the ability of the Notes Investor to exercise its conversion rights with respect to the Notes or any limitation on our ability to deliver ordinary shares in respect of any share settlement, and (iii) by their terms would rank senior to the Notes in right of payment;

•
We and our subsidiaries will not enter into a transaction or series of transactions to sell, lease, transfer or otherwise dispose of assets or enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction, subject to certain exceptions;

•
We and our subsidiaries will not enter into any transactions with affiliates, unless on terms that could be obtained in an arm’s-length transaction;

•
We and our subsidiaries will not cause or permit to exist any consensual encumbrance or restriction on our ability to perform and comply with its obligations under the Notes;

•
We will use its best efforts to, among other things, ensure that any Change of Control Resolutions are presented to the shareholders before the Longstop Date; and

•
We will not amend, modify or vary any term of its existing EIB Facility or enter into any new agreements, instruments or other arrangements with the European Investment Bank that could reasonable be expected to impair, restrict, prohibit or limit our ability to perform its obligations under the Notes.

The Notes also contain certain ongoing obligations, including the obligation (i) to make periodic filings within specified timeframes as detailed in the Notes, (ii) to provide to the Notes Investor an officer’s certificate in connection with our periodic filings and (iii) to comply in all material respects with applicable laws and regulations.
Additional Information
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including the Annual Report on Form 20-F of Nyxoah SA for the year ended December 31, 2024 and the Current Reports on Form 6-K furnished on May 14, 2025, August 18, 2025 and November 13, 2025, as described under the section titled “Incorporation of Documents by Reference” on page S-37 of this prospectus supplement.
Our Corporate Information
Nyxoah SA was incorporated on July 15, 2009 as a company with limited liability (naamloze vennootschap/société anonyme) incorporated and operating under the laws of Belgium. We are registered with the legal entities register (Brabant Wallon) under enterprise number 0817.149.675. Our ordinary shares initially publicly listed on Euronext Brussels in September 2020, and we initially publicly listed on Nasdaq in July 2021. Our ordinary shares are traded on Nasdaq under the symbol “NYXH” and on Euronext Brussels under the symbol “NYXH.”
Our principal executive offices are located at Rue Edouard Belin 12, 1435 Mont-Saint-Guibert, Belgium. Our telephone number at this address is +32 10 22 23 55.
We maintain a website at www.nyxoah.com to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

We use our registered trademark, Nyxoah® and our trademark, Genio, in this prospectus supplement. This prospectus supplement also includes trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

THE OFFERING
Ordinary shares offered by us
1,215,964 ordinary shares.
Ordinary shares to be outstanding immediately after this offering
38,760,746 ordinary shares.
Use of proceeds
We estimate that our net proceeds from this offering will be approximately $5.5 million (€4.8 million), after deducting estimated offering expenses payable by us.
We currently intend to use the net proceeds of this offering (i) for the continued launch of commercialization activities in the United States and to advance the commercialization of the Genio system in its initial target markets outside the United States; (ii) to continue gathering clinical data and to support physician-initiated clinical research projects related to OSA patient treatments; (iii) to further finance research and development activities related to Genio system upgrades, re-designing our products for manufacturability and cost reduction initiatives; (iv) to continue to build a pipeline of new technologies and explore potential collaboration opportunities in the field of monitoring and diagnostics for OSA; and (v) for other general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. See the section titled “Use of Proceeds” on page S-12 of this prospectus supplement.
Risk factors
See “Risk Factors” beginning on page S-8 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in our ordinary shares.
Nasdaq Global Market symbol
“NYXH.”
Euronext Brussels symbol
“NYXH.”
The number of our ordinary shares to be outstanding immediately after this offering is based on 37,544,782 ordinary shares outstanding as of September 30, 2025 and excludes:
•
3,218,569 ordinary shares issuable upon exercise of warrants granted and outstanding as of September 30, 2025 at a weighted average exercise price of €7.85 per ordinary share;

•
12,677 ordinary shares issuable upon exercise of warrants that are outstanding as of September 30, 2025, but not yet granted;

•
any issuance of ordinary shares upon the exercise of warrants subsequent to September 30, 2025;

•
670,000 warrants issued subsequent to September 30, 2025.

Unless otherwise indicated, all information in this prospectus supplement (i) assumes no exercise of the outstanding warrants described above after September 30, 2025, (ii) does not reflect the ordinary shares to be issued pursuant to the Private Placement and (iii) does not reflect any ordinary shares to be issued pursuant to the conversion or share settlement of Notes to be issued in connection with the Notes Offering.
Up to $50.0 million of our ordinary shares are available for sale under our “at-the-market” facility that we entered into on December 22, 2022, or the ATM Facility, with Cantor Fitzgerald & Co. as sales agent for the ATM Facility. Subsequent to September 30, 2025, we have made no sales of our ordinary shares under the ATM Facility.

RISK FACTORS
An investment in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should consider carefully the risks described below and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 20-F, which is incorporated by reference herein in its entirety, together with other information in this prospectus supplement, the information and documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations, cash flow and the trading price of our ordinary shares could be seriously harmed. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, results of operations, cash flow and the trading price of our securities.
Risks Related to This Offering
Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.
Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for Nyxoah.
If you purchase our ordinary shares in this offering, you will incur immediate and substantial dilution in the book value of your shares.
The offering price per share in this offering will exceed the net tangible book value per share of our ordinary shares outstanding prior to this offering. Based on an offering price of $4.6304 per ordinary share (equivalent to €4.00 per ordinary share) for aggregate gross proceeds of $5.6 million (equivalent to €4.9 million), and after deducting estimated offering expenses payable by us, you would experience immediate dilution of $4.01 per ordinary share (equivalent to €3.47 per ordinary share), representing the difference between our as adjusted net tangible book value per share as of September 30, 2025, after giving effect to this offering. The exercise of outstanding warrants may result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.
You may experience future dilution as a result of future financings, including equity offerings.
To meet our future capital needs, we are actively exploring different financing avenues, including the public or private issuance of equity and debt financing. In any such future financing, we may offer our ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell ordinary shares or other securities in any other offering or financing at a price per ordinary share that is equal to or greater than the price per ordinary share paid by investors in this offering, and investors purchasing ordinary shares or other of our securities in the future could have rights superior to existing shareholders. The price per ordinary share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per ordinary share in this offering. Further, the exercise of outstanding warrants or warrants issued in future financings could result in further dilution to investors and any additional ordinary shares issued in connection with acquisitions, should we choose to pursue any, will result in dilution to investors. In addition, the market price of our ordinary share could fall as a result of resales of any of these ordinary shares due to an increased number of ordinary shares available for sale in the market.
Sales of a significant number of ordinary shares in the public markets, or the perception that such sales could occur, could depress the market price of our ordinary shares.
Sales of a substantial number of ordinary shares in the public markets could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities.

We have agreed not to sell, dispose of or hedge any ordinary shares or securities convertible into or exchangeable for ordinary shares during the period from the date of this prospectus supplement continuing through and including the date 30 days after the date of this prospectus supplement, subject to certain exceptions. We cannot predict the effect that future sales of our ordinary shares would have on the market price of our ordinary shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference in this prospectus supplement include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “can,” “is designed to,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement and incorporated by reference in this prospectus supplement, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, titled “Business,” “Risk Factors” and “Operating and Financial Review and Prospects,” as well as other sections in this prospectus supplement and the documents or reports incorporated by reference in this prospectus supplement, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:
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timing, progress, completion and results of clinical trials and our research and development programs;

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the timing or likelihood of regulatory filings and approvals;

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our reliance on the success of our Genio system;

•
our ability to achieve and maintain adequate levels of coverage or reimbursement for procedures performed with our products and any future products we may seek to commercialize;

•
the commercialization of our products;

•
estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

•
the scope of protection we are able to establish and maintain for intellectual property rights covering our products and technology;

•
our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

•
cost associated with defending intellectual property infringement, product liability and other claims;

•
regulatory development in the U.S., Europe and other jurisdictions;

•
the rate and degree of market acceptance of our products;

•
our expectations about market trends;

•
developments relating to our competitors and our industry, including competing products;

•
our ability to accurately forecast customer demand and manage our inventory;

•
our ability to effectively manage our anticipated growth;

•
our ability to attract and retain qualified employees and key personnel;

•
statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance;

•
our broad discretion to invest or spend the proceeds of our financings in ways in which our stockholders may not agree and may have limited ability to influence;

•
the future trading price of the ordinary shares and impact of securities analysts’ reports on these prices;

•
the impact on our business, financial condition and results of operations from regional conflicts, geopolitical events and any pandemic, epidemic or outbreak of an infectious disease in the U.S. or worldwide;

•
our ability to manage, and the impact on our business, financial condition and results of operations from, tariffs, changes in domestic and /or international trade or monetary policy, currency fluctuations, or any impact resulting from threatened changes to any of the foregoing;

•
our plans to remediate our material weakness;

•
the closing of the Private Placement and the Notes Offering; and

•
other risks and uncertainties, including those listed under the section titled “Risk Factors.”

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus supplement or in the documents incorporated by reference in this prospectus supplement, particularly in the section titled “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section titled “Risk Factors” in this prospectus supplement, as updated and supplemented by the discussion of risks and uncertainties under the section titled “Risk Factors” contained in any supplements to this prospectus supplement and in our most recent Annual Report on Form 20-F, as revised or supplemented by our subsequent periodic reports filed under the Exchange Act, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.
In addition, statements that “we believe” and similarly qualified statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to rely unduly upon them.
In light of these assumptions, risks and uncertainties, the results and events discussed in the forward- looking statements contained in this prospectus supplement or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the document incorporated by reference in this prospectus supplement. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS
We estimate that our net proceeds from this offering will be approximately $5.5 million (€4.8 million), after deducting estimated offering expenses payable by us. Based on our current business plans, we believe that the net proceeds from this offering, together with our existing cash, cash equivalents and financial assets, will be sufficient to fund our operating expenses and capital expenditure requirements into 2026.
We intend to use any net proceeds from the sale of ordinary shares under this prospectus supplement (i) for the continued launch of commercialization activities in the United States and to advance the commercialization of the Genio system in its initial target markets outside the United States; (ii) to continue gathering clinical data and to support physician-initiated clinical research projects related to OSA patient treatments; (iii) to further finance research and development activities related to Genio system upgrades, re-designing our products for manufacturability and cost reduction initiatives; (iv) to continue to build a pipeline of new technologies and explore potential collaboration opportunities in the field of monitoring and diagnostics for OSA; and (v) for other general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under the section titled “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein, as well as the amount of cash used in our operations. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus supplement for any purpose.
Pending use of the proceeds as described above, we intend to invest the proceeds in short-term, interest-bearing, investment-grade securities, U.S. Treasuries and government agency securities.

DIVIDEND POLICY
We have not paid dividends to our shareholders since our inception and we do not plan to pay cash dividends in the foreseeable future. We currently intend to retain earnings, if any, to finance the development and expansion of our business.

CAPITALIZATION
The following table presents our total capitalization and cash and cash equivalents as of September 30, 2025, (i) on an actual basis, (ii) on a pro forma basis after giving effect to the sale of 4,265,714 ordinary shares in the Private Placement at an offering price of €4.00 per ordinary share and up to €45.0 million in aggregate principal amount of Notes in the Notes Offering and (iii) on a pro forma as adjusted basis after giving effect to the sale of 1,215,964 ordinary shares by us in this offering at an offering price of $4.6304 per ordinary share (equivalent to €4.00 per ordinary share) for aggregate net proceeds of $5.5 million (€4.8 million), and after deducting estimated offering expenses payable by us. Our capitalization is derived from our audited consolidated financial statements incorporated by reference into this prospectus.
You should read the financial data in the following table in conjunction with our audited consolidated financial statements and related notes incorporated by reference into this prospectus supplement.
	As of September 30, 2025 (in thousands) (unaudited)
	Actual	Pro forma	Pro forma as adjusted
Cash, cash equivalents and financial assets	€22.5	€81.0	€85.8
Capital and reserves:
Capital	€6.5	€7.2	€7.4
Share premium	€314.4	€330.9	€335.5
Share based payment reserves	€11.8	€11.8	€11.8
Other comprehensive income	€1.1	€1.1	€1.1
Retained loss	€(282.8)	€(282.8)	€(282.8)
Total equity	€51.0	€68.2	€73.0
Non-current debt:
Secured	€18.8	€29.2	€29.2
Unsecured	€3.1	€3.1	€3.1
Total non-current debt	€21.9	€32.3	€32.3
Current debt:
Secured	€0.2	€31.2	€31.2
Unsecured	€20.5	€20.5	€20.5
Total current debt	€20.7	€51.8	€51.8
Total debt	€42.6	€84.0	€84.0
Total capitalization	€93.7	€152.2	€157.0
The number of our ordinary shares to be outstanding immediately after this offering is based on 37,544,782 ordinary shares outstanding as of September 30, 2025 and excludes:
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3,218,569 ordinary shares issuable upon exercise of warrants granted and outstanding as of September 30, 2025 at a weighted average exercise price of €7.85 per ordinary share;

•
12,677 ordinary shares issuable upon exercise of warrants that are outstanding as of September 30, 2025, but not yet granted;

•
any issuance of ordinary shares upon the exercise of warrants subsequent to September 30, 2025;

•
670,000 warrants issued subsequent to September 30, 2025.

Unless otherwise indicated, the information above assumes no exercise of the outstanding warrants described above after September 30, 2025.

DILUTION
If you invest in our ordinary shares, your interest will be diluted to the extent of the difference between the price per ordinary share you pay in this offering and the net tangible book value per ordinary share immediately after this offering. As of September 30, 2025, our net tangible book value was €1.0 million (equivalent to $1.2 million), or €0.03 per ordinary share (equivalent to $0.03 per ordinary share). Net tangible book value per ordinary share is equal to our total assets minus intangible assets and total liabilities, divided by 37,544,782, the total number of ordinary shares outstanding as of September 30, 2025.
As of September 30, 2025, we had a pro forma net tangible book value of €18.1 million (equivalent to $21.0 million), or €0.43 per ordinary share (equivalent to $0.50 per ordinary share). “Pro forma net tangible book value” is the amount of our tangible assets, less our total liabilities, after giving effect to the sale of 4,265,714 ordinary shares in the Private Placement at an offering price of €4.00 per ordinary share. “Pro forma net tangible book value per share” is pro forma net tangible book value divided by the total number of shares outstanding as of September 30, 2025, after giving effect to the pro forma adjustments described above.
After giving effect to the sale of our ordinary shares at an offering price of $4.6304 per ordinary share (equivalent to €4.00 per ordinary share), and after deducting estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been €22.9 million (equivalent to $26.5 million), or €0.53 per ordinary share (equivalent to $0.62 per ordinary share). This amount represents an immediate increase in net tangible book value of €0.10 per ordinary share (equivalent to $0.12 per ordinary share) to our existing shareholders and an immediate dilution in net tangible book value of €3.47 per ordinary share (equivalent to $4.01 per ordinary share) to new investors in this offering.
Offering price per ordinary share		€4.00
Net tangible book value per ordinary share as of September 30, 2025	€0.03
Increase in net tangible book value per share attributable to the pro forma transactions described in the preceding paragraphs	€0.40
Pro forma net tangible book value per share as of September 30, 2025	€0.43
Increase in net tangible book value per ordinary share attributable to the offering	€0.10
Pro forma as adjusted net tangible book value per ordinary share after giving effect to the offering		€0.53
Dilution per ordinary share to new investors participating in the offering		€3.47
The number of our ordinary shares to be outstanding immediately after this offering is based on 37,544,782 ordinary shares outstanding as of September 30, 2025 and excludes:
•
3,218,569 ordinary shares issuable upon exercise of warrants granted and outstanding as of September 30, 2025 at a weighted average exercise price of €7.85 per ordinary share;

•
12,677 ordinary shares issuable upon exercise of warrants that are outstanding as of September 30, 2025, but yet granted;

•
any issuance of ordinary shares upon the exercise of warrants subsequent to September 30, 2025;

•
670,000 warrants issued subsequent to September 30, 2025.

Unless otherwise indicated, the information above (i) assumes no exercise of the outstanding warrants described above after September 30, 2025 and (ii) does not reflect any ordinary shares to be issued pursuant to the conversion or share settlement of Notes to be issued in connection with the Notes Offering.
To the extent that outstanding warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. The issuance of these securities could result in further dilution for investors purchasing ordinary shares in this offering.

MATERIAL UNITED STATES FEDERAL INCOME AND BELGIAN TAX CONSIDERATIONS
Certain Material U.S. Federal Income Tax Considerations to U.S. Holders
The following is a summary of certain material U.S. federal income tax considerations relating to the ownership and disposition of ordinary shares by a U.S. holder (as defined below) that is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code; existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder, administrative and judicial interpretations thereof; and the U.S.-Belgium Tax Treaty (as defined below), in each case as of and available on the date hereof. All the foregoing is subject to change, which change could apply retroactively, and to differing interpretations, all of which could affect the tax considerations described below. There can be no assurances that the U.S. Internal Revenue Service, or the IRS, will not take a contrary or different position concerning the U.S. federal income tax consequences of the ownership and disposition of the ordinary shares or that such a position would not be sustained. U.S. holders should consult their own tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of owning, and disposing of the ordinary shares in their particular circumstances.
This summary addresses only the U.S. federal income tax considerations for U.S. holders of our ordinary shares that will hold such ordinary shares as capital assets for U.S. federal income tax purposes. This summary does not address all U.S. federal income tax matters that may be relevant to a particular U.S. holder and does not address all tax considerations that may be applicable to a U.S. holder of ordinary shares that may be subject to special tax rules including, without limitation, the following:
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banks, financial institutions or insurance companies;

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brokers, dealers or traders in securities, currencies, commodities, or notional principal contracts;

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tax-exempt entities or organizations, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively;

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real estate investment trusts, regulated investment companies or grantor trusts;

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persons that hold the ordinary shares as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

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partnerships (including entities classified as partnerships for U.S. federal income tax purposes) or other pass-through entities (including S corporations), or persons that will hold the ordinary shares through such an entity;

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persons that received our ordinary shares as compensation for the performance of services;

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certain former citizens or long-term residents of the United States;

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persons that hold our ordinary shares through a permanent establishment or fixed base outside the United States;

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U.S. holders that own directly, indirectly, or through attribution 10% or more of the voting power or value of our ordinary shares; and

•
U.S. holders that have a “functional currency” for U.S. federal income tax purposes other than the U.S. dollar.

Further, this summary does not address the U.S. federal estate, gift, or alternative minimum tax considerations, or any U.S. state, local, or non-U.S. tax considerations of the ownership and disposition of the ordinary shares.
If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds ordinary shares, the U.S. federal income tax consequences relating to an investment in our ordinary shares will depend in part upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor regarding the U.S. federal income tax considerations of owning and disposing of our ordinary shares in its particular circumstances.
For the purposes of this summary, a “U.S. holder” is a beneficial owner of ordinary shares that is (or is treated as), for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

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a corporation, or other entity that is treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all of the substantial decisions of such trust or has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

As indicated below, this discussion is subject to U.S. federal income tax rules applicable to a “passive foreign investment company,” or PFIC.
This discussion is for informational purposes only, and is not tax advice. Persons considering an investment in our ordinary shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to ownership and disposition of our ordinary shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.
Distributions.
Although we do not currently plan to pay dividends, and subject to the discussion under “— Passive Foreign Investment Company Considerations” below, the gross amount of any distribution (before reduction for any amounts withheld in respect of Belgian withholding tax) actually or constructively received by a U.S. holder with respect to ordinary shares will be taxable to the U.S. holder as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder’s adjusted tax basis in the ordinary shares. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as either long-term or short-term capital gain depending upon whether the U.S. holder has held the ordinary shares for more than one year as of the time such distribution is received. However, since we do not calculate our earnings and profits under U.S. federal income tax principles, it is expected that any distribution will be reported as a dividend, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. Non-corporate U.S. holders may qualify for the preferential rates of taxation with respect to dividends on ordinary shares applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year) and applicable to qualified dividend income (as discussed below) if we are a “qualified foreign corporation” and certain other requirements (discussed below) are satisfied. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on ordinary shares which are readily tradable on an established securities market in the United States. The ordinary shares are listed on Nasdaq, which is an established securities market in the United States, and we expect the ordinary shares to be readily tradable on Nasdaq. However, there can be no assurance that the ordinary shares will be considered readily tradable on an established securities market in the United States in the current year or any future year. We are incorporated under the laws of Belgium, and we believe that we qualify as a resident of Belgium for purposes of, and are eligible for the benefits of, The Convention between the Government of the United States of America and the Government of the Kingdom of Belgium for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, signed on November 27, 2006, or the U.S.-Belgium Tax Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-Belgium Tax Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange-of-information program. Therefore, subject to the discussion under “— Passive Foreign Investment Company Considerations” below, such dividends will generally be “qualified dividend income” in the hands of individual U.S. holders, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are satisfied. The dividends will not be eligible for the dividends-received deduction generally allowed to corporate U.S. holders.
A U.S. holder generally may claim the amount of any Belgian withholding tax as either a deduction from gross income or a foreign tax credit against U.S. federal income tax liability. However, the foreign tax credit is subject to numerous complex limitations that must be determined and applied on an individual basis.
Generally, the credit cannot exceed the same proportion of a U.S. holder’s U.S. federal income tax liability which such U.S. holder’s “foreign source” taxable income bears to such U.S. holder’s worldwide taxable income. In applying this limitation, a U.S. holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” In addition, this limitation is calculated separately with respect to specific categories of income. The amount of a distribution with respect to the ordinary shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Belgian income tax purposes, potentially resulting in a reduced foreign tax credit for the U.S. holder. Furthermore, Belgian income taxes that are withheld in excess of the rate applicable under the U.S.- Belgium Tax Treaty or that are refundable under Belgian law will not be eligible for credit against a U.S. holder’s U.S. federal income tax liability. U.S. Treasury Regulations that were finalized in 2022 may restrict the availability of foreign tax credits based on the nature of the tax imposed by the foreign jurisdiction. Each U.S. holder should consult its own tax advisors regarding the foreign tax credit rules.
In general, the amount of a distribution paid to a U.S. holder in a foreign currency will be the dollar value of the foreign currency calculated by reference to the spot exchange rate on the day the U.S. holder receives the distribution, regardless of whether the foreign currency is converted into U.S. dollars at that time. Any foreign currency gain or loss a U.S. holder realizes on a subsequent conversion of foreign currency into U.S. dollars will be U.S. source ordinary income or loss. If dividends received in a foreign currency are converted into U.S. dollars on the day they are received, a U.S. holder should not be required to recognize foreign currency gain or loss in respect of the dividend.
Sale, Exchange or Other Taxable Disposition of the Ordinary Shares.   A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other taxable disposition of ordinary shares in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. holder’s tax basis for those ordinary shares. Subject to the discussion under “— Passive Foreign Investment Company Considerations” below, this gain or loss will generally be a capital gain or loss. The adjusted tax basis in the ordinary shares generally will be equal to the cost of such ordinary shares. Capital gain from the sale, exchange or other taxable disposition of ordinary shares of a non-corporate U.S. holder is generally eligible for a preferential rate of taxation applicable to capital gains, if the non-corporate U.S. holder’s holding period determined at the time of such sale, exchange or other taxable disposition for such ordinary shares exceeds one year (i.e., such gain is a long-term capital gain). The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations. Any such gain or loss that a U.S. holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.
For a cash basis taxpayer, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. In that case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of such a purchase or sale. An accrual basis taxpayer, however, may elect the same treatment required of cash basis taxpayers with respect to purchases and sales of the ordinary shares that are traded on an established securities market, provided the election is applied consistently from year to year. Such election may not be changed without the consent of the IRS. For an accrual basis taxpayer that does not make such an election, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the trade date of the purchase or sale. Such an accrual basis taxpayer may recognize exchange gain or loss based on currency fluctuations between the trade date and the settlement date. Any foreign currency gain or loss a U.S. holder realizes will be U.S. source ordinary income or loss.
Net Investment Income Tax.
Certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of ordinary shares. Each U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the net investment income tax to its income and gains in respect of its investment in the ordinary shares.
Passive Foreign Investment Company Considerations.
If we are a PFIC for any taxable year, a U.S. holder would be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.
A corporation organized outside the United States generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of its subsidiaries, either: (i) at least 75% of its gross income is “passive income” or (ii) at least 50% of the average quarterly value of its total gross assets (for which purpose, assuming we are treated as a publicly traded company pursuant to Section 1297(e)(3) of the Code, the total value of our assets may be determined in part by reference to the market value of its ordinary shares, which is subject to change) is attributable to assets that produce “passive income” or are held for the production of “passive income.”
Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of cash, including the funds raised in offerings of the ordinary shares. If a non-U.S. corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income for purposes of the PFIC tests. If we are classified as a PFIC for any year with respect to which a U.S. holder owns ordinary shares, we will generally continue to be treated as a PFIC with respect to such U.S. holder in all succeeding years during which the U.S. holder owns ordinary shares, regardless of whether we continue to meet the tests described above, unless we cease to meet the requirements for PFIC status and the U.S. holder makes the “deemed sale” election described below.
Whether we are a PFIC for any taxable year will depend on the composition of our income and the projected composition and fair market values of our assets in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC for the current taxable year or any future taxable year. The market value of our assets is generally determined in large part by reference to the market price of the ordinary shares, which is likely to fluctuate. Based on the foregoing, with respect to our 2025 taxable year, we do not anticipate that we will be a PFIC based upon the expected value of our assets, including any goodwill, and the expected composition of our income and assets. However, as previously mentioned, we cannot provide any assurances regarding our PFIC status for the current or future taxable years. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status for the current or any future taxable year.
If we are a PFIC for any taxable year, then unless you make one of the elections described below, a special tax regime will apply to both (a) any “excess distribution” by us to you (generally, your ratable portion of distributions in any year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for the ordinary shares), and (b) any gain realized on the sale or other disposition of the ordinary shares. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over your holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, dividend distributions made to you will not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “— Distributions.”

If we are a PFIC for any year during which a U.S. holder holds our ordinary shares, we must generally continue to be treated as a PFIC by that U.S. holder for all succeeding years during which the U.S. holder holds our ordinary shares, unless we cease to meet the requirements for PFIC status and the U.S. holder makes a “deemed sale” election with respect to our ordinary shares. If such election is made, the U.S. holder will be deemed to have sold our ordinary shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the consequences applicable to sales of PFIC shares described above. After the deemed sale election, the U.S. holder’s ordinary shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.
Certain elections exist that would result in an alternative treatment (such as mark-to-market treatment) of the ordinary shares. If a U.S. holder makes the mark-to-market election, the U.S. holder generally will recognize as ordinary income any excess of the fair market value of the ordinary shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. holder makes the election, the U.S. holder’s tax basis in the ordinary shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). The mark-to-market election is available only if we are a PFIC and our ordinary shares are “regularly traded” on a “qualified exchange.” Our ordinary shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of our ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principal purposes the meeting of the trading requirement as disregarded). Nasdaq is a qualified exchange for this purpose and, consequently, if our ordinary shares are regularly traded, the mark-to-market election will be available to a U.S. holder. However, even if a U.S. holder validly makes a mark-to-market election with respect to our ordinary shares, the U.S. holder may continue to be subject to PFIC rules (described above) with respect to its indirect interest in any of our investments that are lower-tier PFICs (as defined below). In addition, it is possible that a mark-to-market election in our ordinary shares may result in a U.S. holder being taxed on the earnings and profits of a lower-tier PFIC that will result in a double counting of the same income.
The tax consequences that would apply if we were a PFIC would also be different from those described above if a U.S. holder were able to make a valid “qualified electing fund,” or QEF, election. However, we do not currently intend to provide the information necessary for U.S. holders to make a QEF election if we were treated as a PFIC for any taxable year and prospective investors should assume that a QEF election will not be available. U.S. holders should consult their tax advisors to determine whether any of these above elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.
If we are determined to be a PFIC, the general tax treatment for U.S. holders described in this section would apply to indirect distributions and gains deemed to be realized by U.S. holders in respect of any of our subsidiaries that also may be determined to be PFICs, or lower-tier PFICs.
If a U.S. holder owns ordinary shares during any taxable year in which we are a PFIC, the U.S. holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to the company and any lower-tier PFICs, generally with the U.S. holder’s U.S. federal income tax return for that year. If our company were a PFIC for a given taxable year, then you should consult your tax advisor concerning your annual filing requirements.
The U.S. federal income tax rules relating to PFICs are complex. Prospective investors are urged to consult their own tax advisors with respect to ownership and disposition of our ordinary shares, the consequences to them of an investment in a PFIC, any elections available with respect to our ordinary shares and the IRS information reporting obligations with respect to ownership and disposition of the ordinary shares.
Backup Withholding and Information Reporting.
U.S. holders generally will be subject to information reporting requirements with respect to dividends on ordinary shares and on the proceeds from the sale, exchange or disposition of ordinary shares that are paid within the United States or through U.S.-related financial intermediaries, unless the U.S. holder is an “exempt recipient.” In addition, U.S. holders may be subject to backup withholding on such payments, unless the U.S. holder provides a correct taxpayer identification number and a duly executed IRS Form W-9 or otherwise establishes an exemption. Backup withholding is not an additional tax, and the amount of any backup withholding will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
Foreign Asset Reporting.
Certain U.S. holders who are individuals and certain entities controlled by individuals may be required to report information relating to an interest in our ordinary shares, subject to certain exceptions (including an exception for shares held in accounts maintained by U.S. financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their U.S. federal income tax return. U.S. holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of our ordinary shares.
THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.
Material Belgian Tax Consequences
The paragraphs below present a summary of certain material Belgian federal income tax consequences of the acquisition, ownership and disposal of ordinary shares by an investor, but does not address all tax consequences of the ownership and disposal of ordinary shares, and does not take into account the specific circumstances of particular investors, some of which may be subject to special rules, or the tax laws of any country other than Belgium. The following does not describe the tax treatment of investors that are subject to special rules, such as banks, insurance companies, collective investment undertakings, dealers in securities or currencies, persons that hold, or will hold, ordinary shares as a position in a straddle, share- repurchase transaction, conversion transactions, synthetic security or other integrated financial transactions. The summary is based on laws, treaties and regulatory interpretations in effect in Belgium on the date of this Annual Report, all of which are subject to change, including changes that could have retroactive effect. Investors should appreciate that, as a result of evolutions in law or practice, the eventual tax consequences may be different from what is stated below. In this respect, please note that the Belgian government has recently reached an agreement to implement certain tax reforms in Belgium including in relation to the current exemption of capital gains on shares realized by Belgian resident individuals. Each prospective investor is advised to consult its own tax advisor about the potential tax consequences of the envisaged tax reforms in Belgium on an investment by such Investor in ordinary shares.
A Belgian resident is (i) an individual subject to Belgian personal income tax (i.e., an individual who has his domicile in Belgium or has the seat of his wealth in Belgium, or a person assimilated to a Belgian resident), (ii) a company subject to Belgian corporate income tax, i.e., a company that has its principal establishment, administrative seat or effective place of management in Belgium and that is not excluded from the scope of the Belgian corporate income tax; (a company having its registered seat in Belgium shall be presumed, unless the contrary is proved, to have its principal establishment, administrative seat or effective place of management in Belgium), (iii) an Organization for Financing Pensions, or an OFP, subject to Belgian corporate income tax (i.e., a Belgian pension fund incorporated under the form of an OFP), or (iv) a legal entity subject to the Belgian tax on legal entities (i.e., a legal entity other than a company subject to the corporate income tax that has its principal establishment, administrative seat or effective place of management in Belgium). A Belgian non-resident is a person that is not a Belgian resident.
Investors are encouraged to consult their own advisors as to the tax consequences of the acquisition, ownership and disposal of the ordinary shares in light of their particular circumstances, including the effect of any state, local or other national laws.

Belgian taxation of dividends on ordinary shares
For Belgian income tax purposes, the gross amount of all distributions made by the company to its shareholders is generally taxed as a dividend distribution, except for the repayment of capital carried out in accordance with the Belgian Code on Companies and Associations to the extent that such repayment is imputed to the “fiscal” capital. The fiscal capital includes, in principle, the actual paid-up statutory capital and, subject to certain conditions, the paid issue premiums and the amounts subscribed to at the time of the issue of profit sharing certificates. Note that Article 18 of the Belgian Income Tax Code 1992, or ITC, provides that for any decision of capital reduction taken in accordance with the Belgian Code on Companies and Associations, the amount of the capital reduction will be deemed to be derived proportionally (a) from our fiscal capital, on the one hand and (b) on the other hand, from the total of (i) certain taxed reserves incorporated in our capital, (ii) certain taxed reserves not incorporated into our capital and (iii) certain untaxed reserves incorporated into our capital (it being understood that the imputation of the capital reduction on these different categories of reserves will be made in that order of priority). The part of the capital reduction that is deemed to be derived from the abovementioned taxed and untaxed reserves will be treated as a dividend distribution from a tax perspective and be subject to Belgian withholding tax, if applicable. The part of the capital reduction that is deemed to derive from the abovementioned untaxed reserves may additionally give rise to a corporate income tax charge at the level of the company.
In general, a Belgian withholding tax of (currently) 30% is levied on dividends.
In the case of a redemption of ordinary shares, the redemption price (after deduction of the part of the paid-up fiscal capital represented by the ordinary shares redeemed) will be treated as dividend that is subject to a Belgian withholding tax of 30%, subject to such relief as may be available under applicable domestic or tax treaty provisions. No withholding tax will be triggered if such redemption is carried out on a stock exchange and meets certain conditions. In the event of a liquidation, a withholding tax of 30% will be levied on any distributed amount exceeding the paid-up fiscal capital, subject to such relief as may be available under applicable domestic or tax treaty provisions.
Belgian tax law provides for certain exemptions from Belgian withholding tax on Belgian source dividends. If there is no exemption applicable under Belgian domestic tax law, the Belgian withholding tax can potentially be reduced or exempted for investors who are non-residents pursuant to the treaties regarding the avoidance of double taxation concluded between the Kingdom of Belgium and the state of residence of the non-resident shareholder (see below).
Belgian income tax
Belgian resident individuals
Belgian resident individuals who acquire and hold our ordinary shares as a private investment do not have to declare the dividend income in their personal income tax return since the 30% Belgian withholding tax fully discharges their personal income tax liability. If (and only if) the dividend income would be declared in the personal income tax return, it will be taxed at 30% or, if lower, at the progressive personal income tax rates applicable to the taxpayer’s overall declared income. The first €859 (amount applicable for income year 2025 per year and per taxpayer) of reported ordinary dividend income will be exempt from tax, subject to certain conditions. For the avoidance of doubt, all reported dividends (hence, not only dividends distributed on the shares) are taken into account to assess whether said maximum amount is reached.
If the dividends are declared in the personal income tax return, the Belgian withholding tax paid can be credited against the final personal income tax liability of the investor and may also be reimbursed to the extent that it exceeds the final personal income tax liability, provided that the dividend distribution does not result in a reduction in value of, or capital loss on, the shares. The latter condition is not applicable if the Belgian individual can demonstrate that he has had full ownership of the ordinary shares during an uninterrupted period of 12 months prior to the payment or attribution of the dividends.
Belgian resident individuals who acquire and hold the shares for professional purposes must always declare the dividend income in their personal income tax return and will be taxable at the individual’s personal income tax rate increased with local surcharges. Withholding tax withheld at source may be credited against the personal income tax due and is reimbursable to the extent that it exceeds the personal income tax due, subject to two conditions: (i) the taxpayer must own the shares in full legal ownership on the day the beneficiary of the dividend is identified; and (ii) the dividend distribution may not result in a reduction in value of or a capital loss on the shares. The latter condition is not applicable if the individual can demonstrate that he has held the full legal ownership of the ordinary shares for an uninterrupted period of 12 months prior to the payment or attribution of the dividends.
Belgian resident companies
For Belgian resident companies, the dividend withholding tax does not fully discharge the corporate income tax liability. For such companies, the gross dividend income (including the Belgian withholding tax and excluding the foreign withholding tax, if any) must be declared in the corporate income tax return and will be added to their taxable income, which is, in principle, taxed at the ordinary corporate income tax rate of 25%. In certain circumstances and subject to certain conditions, a reduced corporate income tax rate of 20% applies to Small Enterprises (as defined by Article 1:24, §1 to §6 of the Belgian Code on Companies and Associations) on the first €100,000 of taxable profits.
Belgian resident companies can generally (although subject to certain conditions) deduct up to 100% of the gross dividend received from their taxable income, i.e., the dividend received deduction, provided that at the time of a dividend payment or attribution: (1) the Belgian resident company holds shares representing at least 10% of the share capital of the company or a participation in the company with an acquisition value of at least €2,500,000 (it being understood that only one out of the two tests must be satisfied); (2) the shares have been held or will be held in full legal ownership for an uninterrupted period of at least one year immediately prior to the payment or attribution of the dividend (and, based on the governmental agreement, will need to be booked as a fixed financial asset by companies exceeding certain thresholds); and (3) the conditions relating to the taxation of the underlying distributed income, as described in article 203 of the ITC are met, or, together, the Conditions for the application of the dividend received deduction regime.
For qualifying investment companies (within the meaning of Article 2, §1, 5°, f) ITC), Conditions (1) and (2) with respect to the dividend received deduction are in principle not applicable. The Conditions for the application of the dividend received deduction regime depend on a factual analysis and for this reason the availability of this regime should be verified upon each dividend distribution.
The Belgian withholding tax may, in principle, be credited against the Belgian corporate income tax due and is reimbursable to the extent that it exceeds such corporate income tax due, subject to the two following conditions: (i) the taxpayer must own the shares in full legal ownership on the day the beneficiary of the dividend is identified; and (ii) the dividend distribution may not give rise to a reduction in the value of, or a capital loss on, the ordinary shares. The latter condition is not applicable (a) if the company proves that it held the shares in full legal ownership during an uninterrupted period of 12 months immediately prior to the payment or attribution of the dividends; or (b) if, during that period, the shares never belonged to a taxpayer other than a Belgian resident company or a non-resident company which has, in an uninterrupted manner, invested the ordinary shares in a Belgian establishment.
No Belgian withholding tax will be due on dividends paid or attributed by us to a Belgian resident company provided that the resident company owns, upon payment or attribution of the dividend, at least 10% of our share capital for an uninterrupted period of at least one year and, provided further, that the resident company provides us or our paying agent with a certificate as to its qualifying status and the fact that it meets the required conditions. For those companies owning a share participation of at least 10% in our share capital for less than one year, at the time the dividends are paid on or attributed to the ordinary shares, we will levy the withholding tax but will not transfer it to the Belgian Treasury provided that the Belgian resident company certifies its qualifying status, the date from which it has held such minimum participation, and its commitment to hold the minimum participation for an uninterrupted period of at least one year. The Belgian resident company must also inform us or our paying agent if the one-year period has expired or if its shareholding will drop below 10% of our share capital before the end of the one-year holding period. Upon satisfying the one-year shareholding requirement, it will receive the amount of this temporarily levied withholding tax.

Please note that the above described dividend received deduction and withholding tax exemption will not be applicable to dividends which are connected to an arrangement or a series of arrangements (“rechtshandeling of geheel van rechtshandelingen”/“acte juridique ou un ensemble d’actes juridiques”) for which the Belgian tax administration, taking into account all relevant facts and circumstances, has proven, unless evidence to the contrary, that this arrangement or this series of arrangements is not genuine (“kunstmatig”/“non authentique”) and has been put in place for the main purpose or one of the main purposes of obtaining the dividend received deduction, the above dividend withholding tax exemption or one of the advantages of the EU Parent-Subsidiary Directive of 30 November 2011 (2011/96/EU), or Parent-Subsidiary Directive in another EU Member State. An arrangement or a series of arrangements is regarded as not genuine to the extent that they are not put into place for valid commercial reasons which reflect economic reality.
Belgian resident organizations for financing pensions
For Belgian pension funds incorporated under the form of an Organization for Financing Pensions (“organismen voor de financiering van pensioenen”/“organismes de financement de pensions”), or OFPs, within the meaning of Article 8 of the Belgian Law of 27 October 2006, the dividend income from the ordinary shares is generally tax exempt.
Subject to certain limitations, any Belgian dividend withholding tax levied at source may be credited against the corporate income tax due and is reimbursable to the extent that it exceeds the corporate income tax due.
Belgian OFPs not holding the ordinary shares — which give rise to dividends — for an uninterrupted period of 60 days in full ownership amounts to a rebuttable presumption that the arrangement or series of arrangements (“rechtshandeling of geheel van rechtshandelingen”/“acte juridique ou un ensemble d’actes juridiques”) which are connected to the dividend distributions, are not genuine (“kunstmatig”/“non authentique”). The withholding tax exemption will in such case not apply and/or any Belgian dividend withholding tax levied at source on the dividends will in such case not be credited against the corporate income tax, unless counterproof is provided by the OFP that the arrangement or series of arrangements are genuine.
Other Belgian resident legal entities subject to Belgian legal entities tax
Belgian resident legal entities will be subject to the Belgian withholding tax (at the ordinary tax rate of 30%) on the dividends distributed by us. Under the current Belgian tax rules, Belgian withholding tax will represent the final tax liability and the dividends should, therefore, not be included in the tax returns of the legal entities.
Non-resident individuals and companies
For non-resident individuals and companies, the dividend withholding tax at the rate of 30% will be the only tax on dividends in Belgium, unless the non-resident holds the shares in connection with a business conducted in Belgium through a fixed base in Belgium or a Belgian permanent establishment.
If the ordinary shares are acquired by a non-resident in connection with a business in Belgium, the investor must report any dividends received, which will be taxable at the applicable non-resident individual or corporate income tax rate, as appropriate. Belgian withholding tax levied at source may be credited against non-resident individual or corporate income tax and is reimbursable to the extent that it exceeds the income tax due, subject to two conditions: (1) the taxpayer must own the shares in full legal ownership on the day the beneficiary of the dividend is identified; and (2) the dividend distribution may not result in a reduction in value of, or a capital loss on, the shares. The latter condition is not applicable if (a) the non-resident individual or the non-resident company can demonstrate that the shares were held in full legal ownership for an uninterrupted period of 12 months immediately prior to the payment or attribution of the dividends; or (b) with regard to non-resident companies only, if, during the period mentioned in (a) above, the ordinary shares have not belonged to a taxpayer other than a resident company or a non-resident company which has, in an uninterrupted manner, invested the ordinary shares in a Belgian establishment.
Non-resident companies whose ordinary shares are attributed to a Belgian permanent establishment may deduct 100% of the gross dividends received from their taxable income if, at the date the dividends are paid or attributed, the Conditions for the application of the dividend received deduction regime are met (see supra). Application of the dividend received deduction regime depends, however, on a factual analysis to be made upon each distribution and its availability should be verified upon each distribution.
Belgian dividend withholding tax relief for non-residents
Dividends paid or attributed to non-resident individuals who do not use the ordinary shares in the exercise of a professional activity, may, subject to certain conditions and formalities, be eligible for the tax exemption with respect to ordinary dividends in an amount of up to €859 (amount applicable for income year 2025) per year and per taxpayer. For the avoidance of doubt, all dividends paid or attributed to such non-resident individual (and hence not only dividends paid or attributed on the ordinary shares) are taken into account to assess whether said maximum amount is reached. Consequently, if Belgian withholding tax has been levied on dividends paid or attributed on the ordinary shares, such non-resident individual may request in its Belgian non-resident income tax return that any Belgian withholding tax levied on up to such an amount be credited and, as the case may be, reimbursed. However, if no Belgian non- resident income tax return has to be filed by the non-resident individual, any Belgian withholding tax levied on up to such an amount could in principle be reclaimed by filing a request thereto addressed to the tax official (“Adviseur-generaal Centrum Buitenland”/“Conseiller-général du Centre Étranger”) appointed by article 206/1 of the Royal Decree implementing the ITC. Such a request has to be made at the latest on December 31 of the calendar year following the calendar year in which the relevant dividend(s) have been received, together with an affidavit confirming the non-resident individual status and certain other formalities determined in the Royal Decree.
Belgian tax law provides for certain exemptions from withholding tax on Belgian source dividends distributed to non-resident investors. Under Belgian tax law, withholding tax is not due on dividends paid or attributed to a foreign pension fund which satisfies the following conditions: (i) it is a non-resident saver within the meaning of Article 227, 3° ITC which implies that it has separate legal personality and has its tax residence outside of Belgium; (ii) whose corporate purpose consists solely in managing and investing funds collected in order to pay legal or complementary pensions; (iii) whose activity is limited to the investment of funds collected in the exercise of its corporate purpose, without any profit making aim; (iv) which is exempt from income tax in its country of residence; and (v) provided that it is not contractually obliged to redistribute the dividends to any ultimate beneficiary of such dividends for whom it would manage the ordinary shares, nor obliged to pay a manufactured dividend with respect to the ordinary shares under a securities borrowing transaction. The exemption will only apply if the foreign pension fund provides a certificate confirming that it is the full legal owner or usufruct holder of the ordinary shares and that the above conditions are satisfied. The pension fund must then forward that certificate to us or our paying agent. Foreign OFPs not holding the ordinary shares — which give rise to dividends — for an uninterrupted period of 60 days in full ownership amounts to a rebuttable presumption that the arrangement or series of arrangements (“rechtshandeling of geheel van rechtshandelingen”/“acte juridique ou un ensembled’actes juridiques”) which are connected to the dividends, are not genuine (“kunstmatig”/“non authentique”). In such case the withholding tax exemption will not apply, unless counterproof is provided by the OFP that the arrangement or series of arrangements are genuine.
Dividends distributed to non-resident qualifying parent companies established in a Member State of the EU or in a country with which Belgium has concluded a double tax treaty that includes a qualifying exchange of information clause, will, under certain conditions, be exempt from Belgian withholding tax provided that the ordinary shares held by the non-resident company, upon payment or attribution of the dividends, amount to at least 10% of our share capital and such minimum participation is held or will be held during an uninterrupted period of at least one year. A non-resident company qualifies as a parent company provided that (i) for companies established in a Member State of the EU, it has a legal form as listed in the annex to the EU Parent-Subsidiary Directive, as amended from time to time, or, for companies established in a country with which Belgium has concluded a qualifying double tax treaty, it has a legal form similar to the ones listed in such annex; (ii) it is considered to be a tax resident according to the tax laws of the country where it is established and the double tax treaties concluded between such country and third countries; and (iii) it is subject to corporate income tax or a similar tax without benefiting from a tax regime that derogates from the ordinary tax regime. In order to benefit from this exemption, the non- resident company must provide us or our paying agent with a certificate confirming its qualifying status and the fact that it meets the required conditions.
If the non-resident company holds such a minimum participation for less than one year at the time the dividends are attributed to the ordinary shares, we must levy the withholding tax but do not need to transfer it to the Belgian Treasury provided that the non-resident company provides us or our paying agent with a certificate confirming, in addition to its qualifying status, the date as of which it has held the minimum participation, and its commitment to hold the minimum participation for an uninterrupted period of at least one year. The non-resident company must also inform us or our paying agent when the one-year period has expired or if its shareholding drops below 10% of our share capital before the end of the one year holding period. Upon satisfying the one-year holding requirement, the dividend withholding tax which was temporarily withheld, will be refunded to the non-resident company.
Please note that the above withholding tax exemption will not be applicable to dividends which are connected to an arrangement or a series of arrangements (“rechtshandeling of geheel van rechtshandelingen”/“acte juridique ou un ensemble d’actes juridiques”) for which the Belgian tax administration, taking into account all relevant facts and circumstances, has proven, unless evidence to the contrary, that this arrangement or this series of arrangements is not genuine (“kunstmatig”/“non authentique”) and has been put in place for the main purpose or one of the main purposes of obtaining the dividend received deduction, the above dividend withholding tax exemption or one of the advantages of the Parent-Subsidiary Directive in another EU Member State. An arrangement or a series of arrangements is regarded as not genuine to the extent that they are not put into place for valid commercial reasons which reflect economic reality.
Dividends distributed by a Belgian company to non-resident companies on a share participation of less than 10% will under certain conditions be subject to an exemption from withholding tax, provided that the non- resident companies (i) are either established in another Member State of the EEA or in a country with which Belgium has concluded a double tax treaty, where that treaty, or any other treaty concluded between Belgium and that jurisdiction, includes a qualifying exchange of information clause; (ii) have a legal form as listed in Annex I, Part A to the Parent-Subsidiary Directive as amended from time to time, or a legal form similar to the legal forms listed in the aforementioned annex and which is governed by the laws of another Member State of the EEA or a similar legal form in a country with which Belgium has concluded a double tax treaty; (iii) hold a share participation in the Belgian dividend distributing company, upon payment or attribution of the dividends, of less than 10% of our share capital but with an acquisition value of at least €2.5 million; (iv) hold or will hold the ordinary shares which give rise to the dividends in full legal ownership during an uninterrupted period of at least one year (and, based on a draft law submitted to Parliament, will need to be booked as a fixed financial asset by companies exceeding certain thresholds); and (v) are subject to the corporate income tax or a tax regime similar to the corporate income tax without benefiting from a tax regime which deviates from the ordinary regime. The exemption from withholding tax is only applied to the extent that the Belgian withholding tax, which would be applicable absent the exemption, could not be credited nor reimbursed at the level of the qualifying, dividend receiving, company. The non-resident company must provide us or our paying agent with a certificate confirming, in addition to its full name, legal form, address and fiscal identification number (if applicable), its qualifying status and the fact that it meets the required conditions mentioned under (i) to (v) above, and indicating to which extent the withholding tax, which would be applicable absent the exemption, is in principle creditable or reimbursable on the basis of the law as applicable on December 31 of the year preceding the year during which the dividend is paid or attributed.
If there is no exemption applicable under Belgian domestic tax law, the Belgian dividend withholding tax can potentially be reduced or exempted for investors who are non-residents pursuant to the treaties regarding the avoidance of double taxation concluded between the Kingdom of Belgium and the state of residence of the non-resident shareholder. Belgium has concluded tax treaties with more than 95 countries, reducing the dividend withholding tax rate to 20% 15%, 10%, 5% or 0% for residents of those countries, depending on conditions, among others, related to the size of the shareholding and certain identification formalities. Such reduction may be obtained either directly at source or through a refund of taxes withheld in excess of the applicable treaty rate.
Belgium and the United States have concluded a double tax treaty concerning the avoidance of double taxation, or the U.S.-Belgium Treaty. The U.S.-Belgium Treaty reduces the applicability of Belgian withholding tax to 15%, 5% or 0% for U.S. taxpayers, provided that the U.S. taxpayer meets the limitation of benefits conditions imposed by the U.S.-Belgium Treaty. The Belgian withholding tax is generally reduced to 15% under the U.S.-Belgium Treaty. The 5% withholding tax applies in case where the U.S. shareholder (beneficial owner) is a company which owns directly at least 10% of our ordinary shares. A 0% Belgian withholding tax applies when the shareholder is a company (beneficial owner) which has owned directly at least 10% of our ordinary shares during at least 12 months, or is, subject to certain conditions, a U.S. pension fund. The U.S. shareholders are encouraged to consult their own tax advisors to determine whether they can invoke the benefits and meet the limitation of benefits conditions as imposed by the U.S.-Belgium Treaty.
Prospective holders are encouraged to consult their own tax advisors to determine whether they qualify for an exemption or a reduction of the withholding tax rate upon payment or attribution of dividends and, if so, the procedural requirements for obtaining such an exemption or a reduction upon the payment or attribution of dividends or making claims for reimbursement.
Capital gains and losses on ordinary shares
Belgian resident individuals
Belgian resident individuals acquiring the ordinary shares as a private investment should not be subject to Belgian capital gains tax on the disposal of the ordinary shares in scope of the normal management of the individual’s private estate, and capital losses are not tax deductible (note however that a general capital gains tax of 10% was announced, which would take the form of a “solidarity contribution” — based on the current governmental agreement, the first 10,000 EUR of capital gains would be exempt). However, capital gains realized by a private individual are taxable at 33% (plus local surcharges) if the capital gain is deemed to be realized outside the scope of the normal management of the individual’s private estate. Capital losses incurred in such transactions are generally not tax deductible.
Capital gains realized by Belgian resident individuals on the disposal of the ordinary shares for consideration, outside the exercise of a professional activity, to a non-resident company (or a body constituted in a similar legal form), to a foreign state (or one of its political subdivisions or local authorities) or to a non-resident legal entity, each time established outside the EEA, are in principle taxable at a rate of 16.5% (plus local surcharges) if, at any time during the five years preceding the sale, the Belgian resident individual has owned directly or indirectly, alone or with his/her spouse or with certain relatives, a substantial shareholding in us (i.e., a shareholding of more than 25% in us). Capital losses are, however, not tax deductible in such event.
Belgian resident individuals who hold ordinary shares for professional purposes are taxed at the ordinary progressive income tax rates increased by the applicable local surcharges on any capital gains realized upon the disposal of the ordinary shares, except for: (i) capital gains on the ordinary shares realized in the framework of the cessation of activities, which are taxable at a separate rate of 10% or 16.5% (depending on the circumstances); or (ii) ordinary shares held for more than five years, which are taxable at 16.5%, plus local surcharges. Capital losses on the shares incurred by Belgian resident individuals who hold the ordinary shares for professional purposes are in principle tax deductible.
Capital gains realized by Belgian resident individuals upon redemption of the ordinary shares or upon our liquidation will generally be taxable as a dividend. No withholding tax will be triggered if this redemption is carried out on a stock exchange and meets certain conditions. See “— Belgian taxation of dividends on ordinary shares — Belgian income tax — Belgian resident individuals.”
Belgian resident companies
Belgian resident companies are normally not subject to Belgian capital gains taxation on gains realized upon the disposal of the ordinary shares provided that the Conditions for the application of the dividend received deduction regime are met. If one or more of the Conditions for the application of the dividend received deduction regime are not met, the capital gain realized upon the disposal of the ordinary shares would be taxable at the ordinary corporate income tax rate of 25% (or, if applicable, at the reduced rate of 20% for Small Enterprises (see supra)).

Capital losses on the ordinary shares incurred by Belgian resident companies are as a general rule not tax deductible.
However, ordinary shares held in the trading portfolios of Belgian qualifying credit institutions, investment enterprises and management companies of collective investment undertakings are subject to a different regime. In general, the capital gains on such ordinary shares are taxable at the corporate income tax rate of 25% and capital losses on such ordinary shares are tax deductible. Internal transfers to and from the trading portfolio are assimilated to a realization.
Capital gains realized by Belgian resident companies upon redemption of the ordinary shares or upon our liquidation will, in principle, be subject to the same taxation regime as dividends (see above).
Belgian resident organizations for financing pensions
Belgian pension funds incorporated under the form of an OFP are, in principle, not subject to Belgian capital gains taxation on the disposal of the ordinary shares, and capital losses are not tax deductible.
Capital gains realized by Belgian OFPs upon the redemption of ordinary shares or upon our liquidation will in principle be subject to the same taxation regime as dividends.
Other Belgian resident legal entities subject to Belgian legal entities tax
Capital gains realized upon disposal of the ordinary shares by Belgian resident legal entities are in principle not subject to Belgian income tax and capital losses are not tax deductible.
Capital gains realized upon disposal of (part of) a substantial participation in a Belgian company (i.e., a participation representing more than 25% of our share capital at any time during the last five years prior to the disposal) may, however, under certain circumstances be subject to income tax in Belgium at a rate of 16.5%.
Capital gains realized by Belgian resident legal entities upon redemption of the ordinary shares or upon our liquidation will, in principle, be subject to the same taxation regime as dividends (see above).
Non-resident individuals, non-resident companies or non-resident entities
Non-resident individuals, companies or entities are, in principle, not subject to Belgian income tax on capital gains realized upon disposal of the ordinary shares, unless the ordinary shares are held as part of a business conducted in Belgium through a fixed base in Belgium or a Belgian permanent establishment. In such a case, the same principles apply as described with regard to Belgian individuals (holding the ordinary shares for professional purposes), Belgian companies, Belgian resident organizations for financing pensions or other Belgian resident legal entities subject to Belgian legal entities tax.
Non-resident individuals who do not use the ordinary shares for professional purposes and who have their fiscal residence in a country with which Belgium has not concluded a tax treaty or with which Belgium has concluded a tax treaty that confers the authority to tax capital gains on the shares to Belgium, might be subject to tax in Belgium if the capital gains are obtained or received in Belgium and arise from transactions which are to be considered speculative or beyond the normal management of one’s private estate or in case of disposal of a substantial participation in a Belgian company as mentioned in the tax treatment of the disposal of the ordinary shares by Belgian individuals (see supra — also with regard to the announced general capital gains tax). Such non-resident individuals might therefore be obliged to file a tax return and should consult their own tax advisor.
However, Belgium has concluded tax treaties with more than 95 countries which generally provide for a full exemption from Belgian capital gains taxation on such gains realized by residents of those countries. Capital losses are generally not tax deductible.
Capital gains realized by non-resident individuals or non-resident companies upon redemption of the ordinary shares or upon our liquidation will, in principle, be subject to the same taxation regime as dividends (see above).

Belgian Tax on Stock Exchange Transactions
A tax on stock exchange transactions (“Taxe sur les opérations de bourse”/“Taks op de beursverrichtingen”) at the rate of 0.35% (subject to a maximum amount of EUR 1,600 per party and per transaction) will in principle be levied upon the sale and purchase and any other acquisition or transfer for consideration of the ordinary shares on the secondary market if (i) it is entered into or carried out in Belgium through a professional intermediary, or (ii) deemed to be entered into or carried out in Belgium, which is the case if the order is directly or indirectly made to a professional intermediary established outside of Belgium, either by private individuals with habitual residence (“gewone verblijfplaats”/“residence habituelle”) in Belgium, or legal entities for the account of their seat or establishment in Belgium, or, both, a Belgian Investor. A separate tax is due from each of the seller and the purchaser, both collected by the professional intermediary. No tax on stock exchange transactions will be due on the issuance of the ordinary shares (primary market transaction).
However, if the order is directly or indirectly made to a professional intermediary established outside of Belgium by a Belgian Investor, the tax on stock exchange transactions will in principle be due by this Belgian Investor (who will be responsible for the filing of a stock exchange tax return and for the timely payment of the amount of stock exchange tax due), unless that Belgian Investor can demonstrate that the tax on stock exchange transactions due has already been paid by the professional intermediary established outside of Belgium. In such a case, the foreign professional intermediary also has to provide each client (which gives such intermediary an order) with a qualifying order statement (“bordereau”/“borderel”) at the latest on the business day after the day the transaction concerned was realized. The qualifying order statements must be numbered in series and a duplicate must be retained by the professional intermediary. The duplicate can be replaced by a qualifying day-to-day listing, numbered in series. Alternatively, professional intermediaries established outside of Belgium could appoint a stock exchange tax representative in Belgium, subject to certain conditions and formalities, or Stock Exchange Tax Representative. Such Stock Exchange Tax Representative will then be liable towards the Belgian Treasury for the tax on stock exchange transactions due and for complying with the reporting obligations and the obligations relating to the order statement in that respect. If such a Stock Exchange Tax Representative would have paid the tax on stock exchange transactions due, the Belgian Investor will, as per the above, no longer be the debtor of the tax on stock exchange transactions.
No tax on stock exchange transactions is due on transactions entered into by the following parties, provided they are acting for their own account: (i) professional intermediaries described in Article 2, 9° and 10° of the Belgian Law of 2 August 2002 on the supervision of the financial sector and financial services; (ii) insurance companies described in Article 2, §1 of the Belgian Law of 9 July 1975 on the supervision of insurance companies; (iii) pension institutions referred to in Article 2,1° of the Belgian Law of 27 October 2006 concerning the supervision of pension institutions; (iv) undertakings for collective investment; (v) regulated real estate companies; and (vi) Belgian non-residents provided they deliver a certificate to their financial intermediary in Belgium confirming their non-resident status.
As stated below, the tax on stock exchange transactions should be abolished once the FTT enters into force. The proposal is still subject to negotiation between the participating Member States and therefore may be changed at any time.
Other Income Tax Considerations
In addition to the income tax consequences discussed above, we may be subject to tax in one or more other jurisdictions where we conduct activities. The amount of any such tax imposed upon our operations may be material.
Annual tax on securities accounts
The tax on securities accounts is an annual tax levied at a rate of 0.15% on securities accounts of which the average value of taxable financial instruments (covering, among other things, financial instruments such as the ordinary shares) exceeds EUR 1 million over a reference period of twelve consecutive months (in principle) starting on October 1 and ending on September 30 of the subsequent year. The taxable base is determined based on four reference dates: December 31, March 31, June 30 and September 30. If applicable, the amount of tax due is limited to 10% of the difference between the taxable base and the threshold of €1 million.
The tax targets securities accounts held by resident individuals subject to Belgian personal income tax, resident companies subject to Belgian corporate income tax, resident legal entities subject to Belgian legal entities tax, irrespective as to whether these accounts are held with a financial intermediary which is established or located in Belgium or abroad. The tax also applies to securities accounts held by non-resident individuals, companies and legal entities with a financial intermediary established or located in Belgium.
Belgian establishments from Belgian non-residents are however treated as Belgian residents for purposes of the annual tax on securities accounts so that both Belgian and foreign securities accounts fall within the scope of this tax. Note that pursuant to certain double tax treaties, Belgium has no right to tax capital. Hence, to the extent the annual tax on securities accounts is viewed as a tax on capital within the meaning of these double tax treaties, treaty protection may, subject to certain conditions, be claimed.
Each securities account would be assessed separately. When multiple holders hold a securities account, each holder is jointly and severally liable for the payment of the tax and each holder may fulfil the declaration requirements for all holders. There are various exemptions, such as securities accounts held by specific types of regulated entities for their own account.
The annual tax on securities accounts is in principle due by the financial intermediary established or located in Belgium. A financial intermediary is defined as (i) the National Bank of Belgium, the European Central Bank and foreign central banks performing similar functions, (ii) a central securities depository included in Article 198/1, §6, 12° ITC, (iii) a credit institution or a stockbroking firm as defined by Article 1, §3 of the Law of 25 April 2014 on the status and supervision of credit institutions and investment companies and (iv) the investment companies as defined by Article 3, §1 of the Law of 25 October 2016 on access to the activity of investment services and on the legal status and supervision of portfolio management and investment advice companies, which are, pursuant to national law, admitted to hold financial instruments for the account of customers.
In case the annual tax on securities accounts is not withheld, declared and paid by the financial intermediary, the holder of the securities accounts must declare and pay the tax himself, unless he can prove that the tax has already been declared and paid by an intermediary, irrespective as to whether the intermediary is incorporated or established in Belgium or abroad. An intermediary located or established outside Belgium could appoint an annual tax on securities accounts representative in Belgium. Such a representative is then liable towards to Belgian Treasury for the annual tax on securities accounts due and for complying with the relevant reporting obligations in that respect.
The legislator introduced several anti-abuse provisions which apply retroactively as from 30 October 2020. This concerns a rebuttable general anti-abuse provision and two irrebuttable specific anti-abuse provisions. The latter covers the splitting of a securities account into multiple securities accounts held at the same intermediary and the conversion of taxable financial instruments held on a securities account, into registered financial instruments. On 27 October 2022, however, the Constitutional Court decided to annul the two irrebuttable specific anti-abuse provisions as well as the retroactive effect of the rebuttable general anti-abuse provision. The other provisions related to the annual tax on securities accounts were upheld by the Constitutional Court.
Investors are advised to consult their tax advisors about the consequences of the tax on securities accounts on their own tax situation.
Common Reporting Standard
Following recent international developments, the exchange of information is governed by the Common Reporting Standard, or CRS. As of March 13, 2025, 126 jurisdictions have signed the multilateral competent authority agreement, or MCAA. The MCAA is a multilateral framework agreement to automatically exchange financial and personal information, with the subsequent bilateral exchanges coming into effect between those signatories that file the subsequent notifications.

More than 49 jurisdictions, including Belgium, have committed to a specific and ambitious timetable leading to the first automatic information exchanges in 2017, relating to income year 2016.
Under CRS, financial institutions resident in a CRS country are required to report, according to a due diligence standard, financial information with respect to reportable accounts, which includes interest, dividends, account balance or value, income from certain insurance products, sales proceeds from financial assets and other income generated with respect to assets held in the account or payments made with respect to the account. Reportable accounts include accounts held by individuals and entities (which includes trusts and foundations) with fiscal residence in another CRS country. The standard includes a requirement to look through passive entities to report on the relevant controlling persons.
On December 9, 2014, EU Member States adopted Directive 2014/107/EU on administrative cooperation in direct taxation, or DAC2, which provides for mandatory automatic exchange of financial information as foreseen in CRS. DAC2 amends the previous Directive on administrative cooperation in direct taxation, Directive 2011/16/EU.
The mandatory automatic exchange of financial information by EU Member States as foreseen in DAC2 started as of September 30, 2017 (as of September 30, 2018 for Austria).
The Belgian government has implemented said Directive 2014/107/EU, respectively the Common Reporting Standard, per the Law of December 16, 2015 regarding the exchange of information on financial accounts by Belgian financial institutions and by the Belgian tax administration, in the context of an automatic exchange of information on an international level and for tax purposes.
As a result of the Law of December 16, 2015, the mandatory automatic exchange of information applies in Belgium (i) as of income year 2016 (first information exchange in 2017) towards the EU Member States, (ii) as of income year 2014 (first information exchange in 2016) towards the US and (iii), with respect to any other non-EU States that have signed the MCAA, as of the respective date as determined by the Royal Decree of June 14, 2017. The Royal Decree provides that (i) for a first list of 18 countries, the mandatory exchange of information applies as of income year 2016 (first information exchange in 2017); (ii) for a second list of 44 countries, the mandatory automatic exchange of information applies as of income year 2017 (first information exchange in 2018), (iii) for one country, the mandatory automatic exchange of information applies as of income year 2018 (first information exchange in 2019); (iv) as of income year 2019 (first information exchange in 2020) for a fourth list of 6 jurisdictions, (v) as from income year 2022 (first information exchange in 2023) for 2 other jurisdictions and (vi) as of income year 2023 (first information exchange in 2024) for 4 jurisdictions.
Investors who are in any doubt as to their position should consult their professional advisors.
The proposed financial transactions tax
On February 14, 2013, the European Commission published a proposal, or the Commission’s Proposal, for a Directive for a common financial transaction tax, or FTT, to be levied on transactions in financial instruments by financial institutions if at least one of the parties to the transaction is located in the ‘FTT- zone’ as defined in the Commission’s Proposal. It was approved by the European Parliament in July 2013. Originally, the adopted Commission’s Proposal foresaw the financial transaction tax for 11 “Participating Member States” (Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia). However, on March 16, 2016 Estonia formally withdrew from the group of states willing to introduce the FTT. The actual implementation date of the FTT would depend on the future approval of the European Council and consultation of other EU institutions, and the subsequent transposition into local law.
If the FTT is introduced, under current published proposals financial institutions and certain other parties would be required to pay tax on transactions in financial instruments with parties (including, with respect to the EU-wide proposal, its affiliates) located in the FTT-zone. The proposed FTT has a very broad scope and could, if introduced in its current form, apply to certain dealings in the ordinary shares in certain circumstances. It would be a tax on derivatives transactions (such as hedging activities) as well as on securities transactions, i.e., it would apply to trading in instruments such as shares and bonds. The initial issue of instruments such as shares and bonds would be exempt from FTT in the current Commission’s

Proposal. This means that the issuance and subscription of the ordinary shares should not become subject to FTT. Under current proposals the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the ordinary shares where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.
In 2019, Finance Ministers of the Member States participating in the enhanced cooperation indicated that they were discussing a new FTT proposal based on the French model of the tax and the possible mutualisation of the tax as a contribution to the EU budget.
According to the latest draft of this new FTT proposal (submitted by the German government), the FTT would be levied at a rate of at least 0.2% of the consideration for the acquisition of ownership of shares (including ordinary and any preference shares) admitted to trading on a trading venue or a similar third country venue, or of other securities equivalent to such shares, or Financial Instruments, or similar transactions (e.g., an acquisition of Financial Instruments by means of an exchange of Financial Instruments or by means of a physical settlement of a derivative). The FTT would be payable to the Participating Member State in whose territory the issuer of a Financial Instrument has established its registered office.
Like the Commission’s Proposal, the latest draft of the new FTT proposal also stipulates that once the FTT enters into force, the Participating Member States shall not maintain or introduce taxes on financial transactions other than the FTT (or VAT as provided in the Council Directive 2006/112/EC of November 28, 2006 on the common system of value added tax).
As a consequence, Belgium should abolish the tax on stock exchange transactions once the FTT enters into force.
In the framework of the Multiannual Financial Framework (MFF)/Own Resources negotiations, the European Parliament supported the introduction of the FTT as an Own Resource. The Commission agreed to issue a declaration as part of the overall political agreement. The Commission has recently clarified that “should there be an agreement on this FTT, the Commission will make a proposal in order to transfer revenues from this FTT to the EU budget as an own resource. If there is no agreement by end of 2022, the Commission will, based on impact assessments, propose a new own resource, based on a new FTT. The Commission shall endeavour to make these proposals by June 2024 in view of its introduction by 1 January 2026,”
In February 2021, EU Member States have been consulted on their current position regarding the FTT. On 18 May 2021, the Commission again mentioned in a Communication that it will propose additional new own resources, which could include a Financial Transaction Tax.
However, the FTT Commission’s Proposal remains subject to negotiation between the participating Member States. Further, its legality is at present uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate. Prospective investors are advised to seek their own professional advice in relation to the FTT.
THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

PLAN OF DISTRIBUTION
We are selling 1,215,964 of our ordinary shares directly to certain investors at a price of $4.6304 per share. We have entered into a securities purchase agreement, dated November 13, 2025, with certain investors relating to the sale of our ordinary shares. The ordinary shares are being offered directly to the investors without a placement agent, underwriter, broker or dealer. We estimate the total expenses of this offering that will be payable by us will be approximately $0.1 million.
We currently anticipate that the closing of the offering will take place on or about November 18, 2025.
The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A. Our ordinary shares are listed on Nasdaq under the symbol “NYXH” and on Euronext Brussels under the symbol “NYXH.”
For the complete terms of the securities purchase agreement, you should refer to the form securities purchase agreement which will be filed as an exhibit to a future filing to be filed with the SEC and which will be incorporated by reference into the registration statement of which this prospectus supplement forms a part.

LEGAL MATTERS
The validity of our ordinary shares and certain matters governed by Belgian law will be passed on for us by NautaDutilh BV/SRL. Certain matters of U.S. federal law will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
EXPERTS
The consolidated financial statements of Nyxoah SA appearing in Nyxoah’s Annual Report on Form 20-F for the year ended December 31, 2024, have been audited by EY Réviseurs d’Entreprises/EY Bedrijfsrevisoren SRL/BV, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The business address of EY Réviseurs d’Entreprises /EY Bedrijfsrevisoren SRL/BV is Kouterveldstraat 7B (box 1), 1831 Diegem, Belgium.
ENFORCEMENT OF JUDGMENTS
We are a corporation organized under the laws of Belgium. The majority of our directors are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. Accordingly, it may be difficult for investors to:
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obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

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to enforce judgments obtained in such actions against us or our non-U.S. resident officers and directors;

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to bring an original action in a Belgian court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

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to enforce against us or our directors in non-U.S. courts, including Belgian courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

In addition, The United States currently does not have a treaty with Belgium providing for the reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters.
Consequently, a final judgment rendered by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Belgium. Actions for the recognition and enforcement of judgments of U.S. courts are regulated by Articles 22 to 25 of the 2004 Belgian Code of Private International Law. Recognition or enforcement does not imply a review of the merits of the case and is irrespective of any reciprocity requirement. A U.S. judgment will, however, not be recognized or declared enforceable in Belgium, unless (in addition to compliance with certain technical provisions) the Belgian courts are satisfied of the following.
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The effect of the recognition or enforcement of judgment is not manifestly incompatible with (Belgian) public order.

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The judgment did not violate the rights of the defendant.

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The judgment was not rendered in a matter where the parties did not freely dispose of their rights, with the sole purpose of avoiding the application of the law applicable according to Belgian international law.

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The judgment is not subject to further recourse under U.S. law.

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The judgment is not incompatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that might be recognized in Belgium.

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The claim was not filed outside Belgium after a claim was filed in Belgium, if the claim filed in Belgium relates to the same parties and the same subject and is still pending.

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The Belgian courts did not have exclusive jurisdiction to rule on the matter.

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The U.S. court did not accept its jurisdiction solely on the basis of either the presence of the plaintiff or the location of goods not direct linked to the dispute in the United States.

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The judgment did not concern the deposit or validity of intellectual property rights when the deposit or registration of those intellectual property rights was requested, done or should have been done in Belgium pursuant to international treaties.

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The judgment did not relate to the validity, operation, dissolution, or liquidation of a legal entity that has its main seat in Belgium at the time of the petition of the U.S. court.

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If the judgment relates to the opening, progress or closure of insolvency proceedings, it is rendered on the basis of the European Insolvency Regulation (EC Regulation No. 1346/2000 of May 29, 2000) or, if not, that (a) a decision in the principal proceedings is taken by a judge in the state where the most important establishment of the debtor was located or (b) a decision in territorial proceedings was taken by a judge in the state where the debtor had another establishment than its most important establishment.

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The judgment submitted to the Belgian court is authentic under the laws of the state where the judgment was issued; in case of a default judgment, it can be shown that under locally applicable laws the invitation to appear in court was properly served on the defendant; a document can be produced showing that the judgment is, under the rules of the state where it was issued, enforceable and was properly served on the defendant.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file Annual Reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus supplement forms a part. Statements in this prospectus supplement or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
We also maintain a website at www.nyxoah.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus supplement. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus supplement. Statements in this prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:
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our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 20, 2025;

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our reports on Form 6-K or Form 6-K/A, as applicable, furnished to the SEC on March 26, 2025 (other than Exhibit 99.1 thereto), May 14, 2025 (other than Exhibit 99.1 thereto), August 11, 2025 (other than Exhibits 99.1 and 99.2 thereto), August 18, 2025 (other than Exhibit 99.1 thereto), September 15, 2025 (other than Exhibit 99.1 thereto), September 18, 2025 (other than Exhibits 99.1 and 99.2 thereto), September 24, 2025, and November 13, 2025; and

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the description of ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on June 28, 2021, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement or any accompanying prospectus supplement.
Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
Nyxoah SA
Rue Edouard Belin 12
B-1435 Mont-Saint-Guibert Belgium
You may also access these documents on our website, www.nyxoah.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.
You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS
$200,000,000
Ordinary Shares
Debt Securities
Warrants
Rights
Units
This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $200.0 million of any combination of the securities described in this prospectus, either individually or in units.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.
Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
Our ordinary shares are listed on The Nasdaq Global Market under the symbol “NYXH.” On December 21, 2022, the last reported sale price of our ordinary shares on The Nasdaq Global Market was $5.295 per ordinary share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risks Related to This Offering.” We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 6, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer ordinary shares, various series of debt securities or warrants, and rights to purchase any of such securities, either individually or in units, in one or more offerings, up to a total aggregate offering price of $200.0 million. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before making an investment decision.
You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.
Unless otherwise indicated or the context otherwise requires, in this prospectus, “Nyxoah,” the “Company,” “we,” “us” and “our” refer to Nyxoah SA and its consolidated subsidiaries.

PROSPECTUS SUMMARY
The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
About Nyxoah SA
We are a medical technology company focused on the development and commercialization of innovative solutions to treat Obstructive Sleep Apnea, or OSA. Our lead solution is the Genio system, a CE-marked, patient-centric, minimally invasive, next generation hypoglossal neurostimulation, or HGNS, therapy for the treatment of moderate to severe OSA. OSA is the world’s most common sleep disordered breathing condition and is associated with increased mortality risk and comorbidities including cardiovascular diseases, depression and stroke. Our innovative technology platform is a first-of-its-kind HGNS device designed to treat OSA through bilateral stimulation, by maintaining an open airway for a restful night’s sleep. We started generating revenue from the sale of the Genio system in Europe in July 2020, and we are currently conducting our DREAM pivotal trial designed to support marketing authorization in the United States. We are developing a significant body of clinical evidence to further support the strong value proposition of the Genio system and its ability to improve the health and quality of life of OSA patients.
Additional Information
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including the Annual Report on Form 20-F of Nyxoah SA for the year ended December 31, 2021 and the Current Report on Form 6-K furnished on November 8, 2022, as described under the caption “Incorporation of Documents by Reference” on page 38 of this prospectus.
Our Corporate Information
Nyxoah SA was incorporated on July 15, 2009 as a company with limited liability (naamloze vennootschap/société anonyme) incorporated and operating under the laws of Belgium. We are registered with the legal entities register (Brabant Wallon) under enterprise number 0817.149.675. We were publicly listed on Euronext Brussels in September 2020 and we were publicly listed on The Nasdaq Global Market in July 2021. Our ordinary shares are traded under the symbol “NYXH.”
Our principal executive offices are located at Rue Edouard Belin 12, 1435 Mont-Saint-Guibert, Belgium. Our telephone number at this address is +32 10 22 23 55.
We maintain a website at www.nyxoah.com to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
We use our registered trademark, Nyxoah® and our trademark, Genio, in this prospectus. This prospectus also includes trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

Offerings Under This Prospectus
Under this prospectus, we may offer ordinary shares, various series of debt securities or warrants or rights to purchase any of such securities, either individually or in units, up to a total aggregate offering price of $200.0 million from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
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designation or classification;

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aggregate principal amount or aggregate offering price;

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maturity, if applicable;

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rates and times of payment of interest or dividends, if any;

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redemption, conversion or sinking fund terms, if any;

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voting or other rights, if any; and

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conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:
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the names of those agents or underwriters;

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applicable fees, discounts and commissions to be paid to them;

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details regarding over-allotment options, if any; and

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the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS
Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in the company. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, titled “Business,” “Risk Factors,” and “Operating and Financial Review and Prospects,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:
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timing, progress, completion and results of clinical trials and our research and development programs;

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the timing or likelihood of regulatory filings and approvals;

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our reliance on the success of our Genio system;

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our ability to achieve and maintain adequate levels of coverage or reimbursement for procedures performed with our products and any future products we may seek to commercialize;

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the commercialization of our products;

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estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

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the scope of protection we are able to establish and maintain for intellectual property rights covering our products and technology;

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our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

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cost associated with defending intellectual property infringement, product liability and other claims;

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regulatory development in the U.S., Europe and other jurisdictions;

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the rate and degree of market acceptance of our products;

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our expectations about market trends;

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developments relating to our competitors and our industry, including competing products;

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our ability to accurately forecast customer demand and manage our inventory;

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our ability to effectively manage our anticipated growth;

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our ability to attract and retain qualified employees and key personnel;

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statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance;

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the future trading price of the ordinary shares and impact of securities analysts’ reports on these prices;

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the impact on our business, financial condition and results of operations from the ongoing and global COVID-19 pandemic, or any other pandemic, epidemic or outbreak of an infectious disease in the U.S. or worldwide;

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our plans to remediate our material weakness; and

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other risks and uncertainties, including those listed under the caption “Risk Factors.”

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus or in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section titled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 20-F, as revised or supplemented by our subsequent periodic reports filed under the Exchange Act, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.
In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

CAPITALIZATION
Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus to (i) to advance the commercialization of the Genio system in our initial target markets outside the United States and for pre-commercialization and commercialization activities in the United States; (ii) to continue gathering clinical data and to support physician initiated clinical research projects related to obstructive sleep apnea (“OSA”) patient treatments; (iii) to further finance research and development activities related to the next generation of the Genio system and to continue to build a pipeline of new technologies and explore potential collaboration opportunities in the field of monitoring and diagnostics for OSA; and (iv) for other general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade and interest-bearing securities.

PLAN OF DISTRIBUTION
We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:
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a fixed price or prices, which may be changed from time to time;

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market prices prevailing at the time of sale;

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prices related to the prevailing market prices; or

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negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.
If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.
Ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on The Nasdaq Global Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our ordinary shares, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.
In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARE CAPITAL
The following describes our issued share capital, summarizes the material provisions of our articles of association and highlights certain differences in corporate law in Belgium and the United States. Please note that this summary is not intended to be exhaustive. For further information please refer to the full version of our articles of association, which is included as an exhibit to the registration statement of which this prospectus is part.
General
We were incorporated on July 15, 2009 as a company with limited liability (naamloze vennootschap/société anonyme) incorporated and operating under the laws of Belgium. We are registered with the legal entities register (Brabant Wallon) under enterprise number 0817.149.675. We were publicly listed on Euronext Brussels in September 2020 and we were publicly listed on The Nasdaq Global Market in July 2021.
We have three wholly owned subsidiaries: Nyxoah Ltd, an Israeli limited company incorporated in January 2008 under the name M.L.G. Madaf G. Ltd and our subsidiary since October 2009, Nyxoah Pty Ltd, an Australian limited company incorporated in 2017, and Nyxoah, Inc., a Delaware corporation incorporated in May 2020. Our headquarters and principal executive offices are located at Rue Edouard Belin 12, 1435 Mont-Saint-Guibert, Belgium, and our telephone number is +32 10 22 23 55. Our website address is www.nyxoah.com. Our website and the information contained on or accessible through our website are not part of this prospectus. Our authorized representative in the United States is Nyxoah, Inc. Our agent for service of process in the United States is Corporation Service Company, 1090 Vermont Avenue N.W., Washington D.C. 20005.
Ordinary Shares
As of September 30, 2022, we had issued and outstanding 25,846,279 ordinary shares. Each issued ordinary share is fully paid.
Holders of ordinary shares are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders and do not have cumulative voting rights.
Any distribution made as result of winding-up, dissolution or liquidation of our company and any dividend declared will be distributed in proportion to the number of fully paid ordinary shares held.
History of Issued Share Capital
On October 5, 2018, we issued and sold to investors in a private placement an aggregate 1,534 Preferred B2 shares for an aggregate consideration of approximately €5.0 million.
On November 7, 2018, we issued and sold to investors in a private placement an aggregate 3,068 Preferred B2 shares for an aggregate consideration of approximately €10.0 million.
On February 21, 2020, we issued and sold to investors in a private placement an aggregate 4,200 ordinary shares for an aggregate consideration of approximately €25.1 million.
On September 7, 2020, we issued 44,500 ordinary shares pursuant to an exercise of subscription rights for an aggregate consideration of approximately €230,110.
On September 21, 2020, we issued and sold in the context of a public offering an aggregate 4,400,359 ordinary shares for an aggregate consideration of approximately €74.7 million.
On September 29, 2020, we issued and sold following the exercise of an over-allotment option in connection with the September 21, 2020 public offering an aggregate 650,250 ordinary shares for an aggregate consideration of approximately €11.1 million.
On October 28, 2020, we issued 23,500 ordinary shares pursuant to an exercise of subscription rights for an aggregate consideration of approximately €121,510.

On February 22, 2021, we issued 10,000 ordinary shares pursuant to an exercise of subscription rights for an aggregate consideration of approximately €51,710.
On June 23, 2021, we issued 60,000 ordinary shares pursuant to an exercise of subscription rights for an aggregate consideration of approximately €310,248.
On July 7, 2021, we issued and sold in a public offering in the United States an aggregate 2,835,000 ordinary shares for an aggregate consideration of approximately $85.1 million.
On July 9, 2021, we issued and sold following the exercise of an option to purchase additional shares in connection with the July 7, 2021 public offering an aggregate 425,250 ordinary shares for an aggregate consideration of approximately $12.8 million.
On July 9, 2021, we issued 10,000 ordinary shares pursuant to an exercise of subscription rights for an aggregate consideration of approximately €119,400.
On September 10, 2021, we issued 82,500 ordinary shares pursuant to an exercise of subscription rights for an aggregate consideration of approximately €0.6 million.
On September 30, 2021, we issued 27,000 ordinary shares pursuant to an exercise of subscription rights for an aggregate consideration of approximately €139,607.
On October 11, 2021, we issued 110,000 ordinary shares pursuant to an exercise of subscription rights for an aggregate consideration of approximately €0.8 million.
On November 4, 2021, we issued 90,000 ordinary shares pursuant to an exercise of subscription rights for an aggregate consideration of approximately €0.6 million.
On November 25, 2021, we issued 25,000 ordinary shares pursuant to an exercise of subscription rights for an aggregate consideration of approximately €129,275.
On February 10, 2022, we issued 25,000 ordinary shares pursuant to an exercise of subscription rights for an aggregate consideration of approximately €129,266.
On June 8, 2022, we issued 38,920 ordinary shares to our non-executive directors as part of their remuneration package for an aggregate consideration of approximately €6,686.
On September 30, 2022, we issued 10,000 ordinary shares pursuant to an exercise of subscription rights for an aggregate consideration of approximately €119,400.
Warrant Plans
We have established a number of warrant plans, under which we have granted warrants to our employees, officers, directors, consultants and advisors.
Each of the warrants issued on November 3, 2016 and December 12, 2018 gives the holder thereof the right to subscribe to 500 ordinary shares, which accounts for the 500:1 share split which occurred on February 21, 2020. As of September 30, 2022, there were still 155 of such warrants outstanding which entitle the holders thereof to an aggregate of 77,500 of our ordinary shares. Each of the warrants issued on February 21, 2020 and September 8, 2021 gives the holder thereof the right to subscribe to one of our ordinary shares. As of September 30, 2022, there were still 1,838,625 of such warrants outstanding which entitle the holders thereof to an aggregate of 1,838,625 of our ordinary shares.
The duration of the warrants is ten years from the date of issuance. With respect to warrants issued on November 3, 2016, December 12, 2018 and February 21, 2020, one-third of such warrants granted to and accepted by a beneficiary vest upon the date of the grant, after which one third of the warrants granted to and accepted by a beneficiary vest on each of the first and second anniversary of the grant date. With respect to warrants issued on November 3, 2016, December 12, 2018 and February 21, 2020, such warrants immediately vested and became exercisable at least ten business days prior to the closing of our initial public offering on Euronext Brussels in September 2020. With respect to warrants issued on September 8, 2021, the default vesting schedule provides that one fourth of such warrants granted to and accepted by a beneficiary vest upon the date of the grant, after which one fourth of the warrants granted to and accepted by a beneficiary vest on each of the first, second and third anniversary of the grant date. 175,000 warrants issued on September 8, 2021 and granted to and accepted by our non-executive directors on June 8, 2022 in the framework of their remuneration package vest on the first anniversary of the grant date.
The table below sets forth the details of all warrants granted under the warrant plans in force as of September 30, 2022, including the plan under which the warrants were granted, the offer date, exercise price, expiry date, number of warrants exercised, number of warrants voided and number of warrants outstanding. Aside from the warrants set forth in the below table and up to 700,000 ordinary shares issuable upon exercise of the warrants that our board contemplates issuing in December 2022 but that have not yet been issued or granted, there are currently no other stock options, options to purchase securities, or other rights to subscribe for or purchase outstanding securities.
Name of Warrants Plan	Number of Warrants Issued	Number of Warrants lapsed, exercised or no longer available for grant	Number of Warrants outstanding	Issue date	Expiration date	Exercise Price Warrant (€)	Number and type of Shares issuable per ESOP Warrant	Aggregate number and type of Shares issuable upon exercise of outstanding Warrants
2016 Warrants Plan	1,500	1,445	55	11/03/2016	11/03/2026	2,585.32(1)	500 Ordinary Shares	27,500 Ordinary Shares
2018 Warrants Plan	525	425	100	12/12/2018	12/12/2028	3,259.91(2)	500 Ordinary Shares	50,000 Ordinary Shares
						5,966.59(3)
2020 Warrants Plan	550,000	89,500	460,500	02/21/2020	02/21/2030	11.94	1 Ordinary Share	460,500 Ordinary Shares
2021 Warrants Plan	1,400,000	21,875	1,378,125	09/08/2021	09/08/2031	25.31(4)	1 Ordinary Share	1,378,125 Ordinary Shares
						17.76(5)
						13.82(6)
						12.95(7)
						9.66(8)
						—(9)
							Total	1,916,125 Ordinary Shares

(1)
This results in a subscription price of €5.17 (rounded) per new share.

(2)
This results in a subscription price of €6.52 (rounded) per new share.

(3)
For 33 2018 Warrants granted in April 2020. This results in a subscription price of €11.93 (rounded) per new share.

(4)
For 436,740 2021 Warrants granted in September 2021, October 2021 and February 2022.

(5)
For 178,500 2021 Warrants granted in February 2022.

(6)
For 72,500 2021 Warrants granted in May 2022.

(7)
For 175,000 2021 Warrants granted in June 2022.

(8)
For 75,000 2021 Warrants granted in June 2022.

(9)
For 462,260 2021 Warrants that may still be granted.

Key Provisions in our Articles of Association and Other Share Information
Corporate Profile
Our legal and commercial name is Nyxoah SA. We are a limited liability company incorporated in the form of a naamloze vennootschap / société anonyme under Belgian law. We are registered with the Register of Legal Entities (RPM Brabant Wallon) under the enterprise number 0817.149.675. Our principal executive and registered offices are located at rue Edouard Belin 12, 1435 Mont-Saint-Guibert, Belgium and our telephone number is +32 10 22 23 55. Our agent for service of process in the United States is Corporation Service Company.

We were incorporated in Belgium on July 15, 2009 for an unlimited duration. Our fiscal year ends December 31.
Share Capital
Share Capital and Shares
Our share capital is represented by ordinary shares without nominal value. Our share capital is fully paid- up. Our ordinary shares are not separated into classes. The number of ordinary shares issued is expressed in units. As of September 30, 2022, our share capital amounts to €4.4 million, represented by 25,846,279 fully authorized and subscribed and paid-up ordinary shares without nominal value. This number does not include outstanding warrants issued by us and granted to certain of our directors, employees and non-employees nor any other capital increases after September 30, 2022. Neither we nor any of our subsidiaries holds any of our own ordinary shares.
Other Outstanding Securities
In addition to the ordinary shares already outstanding, we have granted warrants, which upon exercise will lead to an increase in the number of our outstanding ordinary shares. A total of 155 warrants (where each warrant entitles the holder to subscribe for 500 new ordinary shares in respect of the 2016 Warrants Plan and the 2018 Warrants Plan) and a total of 1,376,365 warrants (where each warrant entitles the holder to subscribe to one new share in respect of the 2020 Warrants Plan and 2021 Warrants Plan) were outstanding and granted as of September 30, 2022. For further information, see “— Warrant Plans” Above.
Form and Transferability of Our Shares
All of our ordinary shares belong to the same class of securities and are in registered form or in dematerialized form. All of our outstanding ordinary shares are fully paid-up and freely transferable, subject to any contractual restrictions.
Belgian company law and our articles of association entitle shareholders to request, in writing and at their expense, the conversion of their dematerialized ordinary shares into registered ordinary shares and vice versa. Any costs incurred as a result of the conversion of ordinary shares into another form will be borne by the shareholder. For shareholders who opt for registered ordinary shares, the ordinary shares will be recorded in our shareholder register.
Currency
Our share capital, which is represented by our outstanding ordinary shares, is denominated in euros.
Changes to Our Share Capital
In principle, changes to our share capital are decided by our shareholders. Our shareholders may at any time at a meeting of shareholders decide to increase or decrease our share capital. Any such resolution of shareholders must satisfy the quorum and majority requirements that apply to an amendment of the articles of association, as described below in “— Description of the Rights and Benefits Attached to Our Shares — Right to Attend and Vote at Our Meeting of Shareholders — Quorum and Majority Requirements”. No shareholder is liable to make any further contribution to our share capital other than with respect to ordinary shares held by such shareholder that would not be fully paid-up.
Share Capital Increases by Our Board of Directors
Subject to the quorum and majority requirements described below in “— Description of the Rights and Benefits Attached to Our Shares — Right to Attend and Vote at Our Meeting of Shareholders — Quorum and Majority Requirements”, our meeting of shareholders may authorize our board of directors, within certain limits, to increase our share capital without any further approval of our shareholders. A capital increase that is authorized in this manner is referred to as authorized capital. This authorization can only be granted for a renewable period of a maximum of five years as from the date of the publication of the authorization in the Annexes to the Belgian Official Gazette (Belgisch Staatsblad/Moniteur Belge) and may not exceed the amount of the registered share capital at the time of the authorization. On September 7, 2020, our meeting of shareholders granted this authorization in respect of the authorized capital.
Without prejudice to more restrictive rules set forth by law, our board of directors was authorized to increase the registered capital of our company in one or more transactions with a maximum amount that cannot exceed €3.680.297,39 (excluding issuance premiums, if any).
Normally, the authorization of the board of directors to increase our share capital through contributions in kind or in cash with cancellation or limitation of the preferential right of the existing shareholders is suspended if we are notified by the Belgian Financial Services and Markets Authority, or the FSMA, of a public takeover bid on the financial instruments of our company. The shareholders’ meeting can, however, authorize the board of directors to increase the share capital by issuing further ordinary shares. On September 7, 2020, the extraordinary shareholders’ meeting decided to authorize the board of directors to increase our share capital, including with limitation or cancellation of the shareholders’ preferential subscription rights, in one or more times and including the authorization to make use of such authorized capital in the framework of a public tender offer.
Preferential Subscription Rights
In the event of a capital increase for cash with the issue of new ordinary shares, or in the event we issue convertible bonds or subscription rights, the existing shareholders have a preferential right to subscribe, pro rata, to the new ordinary shares, convertible bonds or subscription rights. These preferential subscription rights are transferable during the subscription period.
Our shareholders may, at a meeting of shareholders, decide to limit or cancel these preferential subscription rights, subject to special reporting requirements. Such decision by the shareholders needs to satisfy the same quorum and majority requirements as the decision to increase our share capital.
The shareholders may also decide to authorize our board of directors to limit or cancel the preferential subscription right within the framework of the authorized capital, subject to the terms and conditions set forth in the Belgian CCA.
Generally, unless expressly authorized in advance by the general shareholders’ meeting, the authorization of our board of directors to increase our share capital through contributions in cash with cancellation or limitation of the preferential subscription right of the existing shareholders is suspended as of the notification to us by the FSMA of a public takeover bid on our financial instruments. Our general shareholders’ meeting did not grant such express authorization to our board of directors. See also “— Share Capital Increases by Our Board of Directors” above.
Under the Delaware General Corporation Law (the “DGCL”), shareholders of a Delaware corporation have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the corporation’s certificate of incorporation.
Purchases and Sales of Our Own Shares
We may acquire, pledge and dispose of our own ordinary shares, profit certificates or associated certificates at the conditions provided for by articles 7:215 and following of the Belgian CCA. These conditions include a prior special shareholders’ resolution approved by at least 75% of the votes validly cast at a general shareholders’ meeting (whereby abstentions are not included in the numerator nor in the denominator) where at least 50% of the share capital and at least 50% of the profit certificates, if any, are present or represented. Furthermore, ordinary shares can only be acquired with funds that would otherwise be available for distribution as a dividend to the shareholders and the transaction must pertain to fully paid-up ordinary shares or associated certificates. Finally, an offer to purchase ordinary shares must be made by way of an offer to all shareholders under the same conditions. Ordinary shares can also be acquired by us without offer to all shareholders under the same conditions, provided that the acquisition of the ordinary shares is effected in the central order book of the regulated market of Euronext Brussels or, if the transaction is not effected via the central order book, provided that the price offered for the ordinary shares is lower than or equal to the highest independent bid price in the central order book of the regulated market of Euronext Brussels at that time.
Generally, the general shareholders’ meeting or the articles of association determine the amount of ordinary shares, profit certificates or certificates that can be acquired, the duration of such an authorization which cannot exceed five years as from the publication of the proposed resolution as well as the minimum and maximum price that the board of directors can pay for the ordinary shares.
The prior approval by the shareholders is not required if we purchases the ordinary shares to offer them to our personnel, in which case the ordinary shares must be transferred within a period of 12 months as from their acquisition.
The board of directors may also expressly be authorized to dispose of our own ordinary shares to one or more specific persons other than our employees or our subsidiaries, in accordance with the provisions of the Belgian CCA.
The authorizations referred to above (if any) shall extend to the acquisition and disposal of our ordinary shares by one or more of its direct subsidiaries, within the meaning of the legal provisions relating to the acquisition of ordinary shares in their parent company by subsidiaries.
Our general shareholders’ meeting did not grant such authorization to the board of directors. As of the date of this prospectus, our company does not hold any own ordinary shares.
Under the DGCL, a Delaware corporation may purchase or redeem its own ordinary shares, unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation.
Belgian Legislation
Disclosure of Significant Shareholdings
Pursuant to the Belgian Act of 2 May 2007 on the disclosure of significant shareholdings in issuers whose securities are admitted to trading on a regulated market and containing various provisions, as amended from time to time, a notification to our company and to the FSMA is required by all natural persons and legal entities (i.e. legal person, enterprise without legal personality, or trust), in the following circumstances:
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an acquisition or disposal of voting securities, voting rights or financial instruments that are treated as voting securities;

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the reaching of a threshold by persons or legal entities acting in concert;

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the conclusion, modification or termination of an agreement to act in concert;

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the downward reaching of the lowest threshold;

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the passive reaching of a threshold;

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the holding of voting securities in our company upon first admission thereof to trading on a regulated market;

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where a previous notification concerning the financial instruments treated as equivalent to voting securities is updated;

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the acquisition or disposal of the control of an entity that holds voting securities in our company; and

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where our company introduces additional notification thresholds in the articles of association,

in each case where the percentage of voting rights attached to the securities held by such persons reaches, exceeds or falls below the legal threshold, set at 5% of the total voting rights, and 10%, 15%, 20% and so on in increments of 5% or, as the case may be, the additional thresholds provided in the articles of association.

Our company has provided for an additional threshold of 3% in the articles of association that will enter into force subject to, and with effect as from, the closing of the Offering.
The notification must be made promptly and at the latest within four trading days following the moment on which the person who is subject to the notification obligation received knowledge or could be deemed to have received knowledge of the acquisition or disposal of the voting rights triggering the reaching of the threshold. Where our company receives a notification of information regarding the reaching of a threshold, it has to publish such information within three trading days following receipt of the notification. The person who has failed to make such notification 20 days before the general shareholders’ meeting may not vote at the general meeting for 25% or more than 25% of the total voting rights at the date of the general shareholders’ meeting.
The forms on which such notifications must be made, as well as further explanations, can be found on the website of the FSMA (www.fsma.be). Violation of the disclosure requirements may result in the suspension of voting rights, a court order to sell the securities to a third party and/or criminal liability. The FSMA may also impose administrative sanctions. Our company is required to publicly disclose any notifications received regarding increases or decreases in a shareholder’s ownership of our company’s securities, and must mention these notifications in the notes to its financial statements. A list as well as a copy of such notifications will be accessible on our company’s website.
In accordance with U.S. federal securities laws, holders of our ordinary shares will be required to comply with disclosure requirements relating to their ownership of our securities. Any person that, after acquiring beneficial ownership of our ordinary shares, is the beneficial owners of more than 5% of our outstanding ordinary shares must file with the SEC a Schedule 13D or Schedule 13G, as applicable, disclosing the information required by such schedules, including the number of our ordinary shares that such person has acquired (whether alone or jointly with one or more other persons). In addition, if any material change occurs in the facts set forth in the report filed on Schedule 13D (including a more than 1% increase or decrease in the percentage of the total ordinary shares beneficially owned), the beneficial owner must promptly file an amendment disclosing such change.
Disclosure of Net Short Positions
Pursuant to the Regulation (EU) No. 236/2012 of the European Parliament and the Council on short selling and certain aspects of credit default swaps, any person that acquires or disposes of a net short position relating to our issued share capital, whether by a transaction in ordinary shares, or by a transaction creating or relating to any financial instrument where the effect or one of the effects of the transaction is to confer a financial advantage on the person entering into that transaction in the event of a decrease in the price of such ordinary shares is required to notify the FSMA if, as a result of which acquisition or disposal his net short position reaches, exceeds or falls below 0.2% of our issued share capital and each 0.1% above that. If the net short position reaches 0.5%, and also at every 0.1% above that, the FSMA will disclose the net short position to the public.
Public Takeover Bids
Public takeover bids for the ordinary shares and other securities giving access to voting rights (such as war-rants or convertible bonds, if any) are subject to supervision by the FSMA. Any public takeover bid must be extended to all of our company’s voting securities, as well as all other securities giving access to voting rights. Prior to making a bid, a bidder must publish a prospectus which has been approved by the FSMA prior to publication.
Belgium has implemented the Thirteenth Company Law Directive (European Directive 2004/25/EC of 21 April 2004) by the Belgian Act of 1 April 2007 on public takeover bids, as amended (the “Belgian Takeover Act”) and the Belgian Royal Decree of 27 April 2007 on public takeover bids, as amended (the “Belgian Takeover Decree”). The Belgian Takeover Act provides that a mandatory bid must be launched if a person, as a result of its own acquisition or the acquisition by persons acting in concert with it or by persons acting for their account, directly or indirectly holds more than 30% of the voting securities in a company having its registered office in Belgium and of which at least part of the voting securities are traded on a regulated market or on a multilateral trading facility designated by the Belgian Takeover Decree. The mere fact of exceeding the relevant threshold through the acquisition of ordinary shares will give rise to a mandatory bid, irrespective of whether the price paid in the relevant transaction exceeds the current market price. The duty to launch a mandatory bid does not apply in certain cases set out in the Belgian Takeover Decree such as (i) in case of an acquisition if it can be shown that a third party exercises control over our company or that such party holds a larger stake than the person holding 30% of the voting securities or (ii) in case of a capital increase with preferential subscription rights decided by our company’s general shareholders’ meeting.
There are several provisions of Belgian company law and certain other provisions of Belgian law, such as the obligation to disclose significant shareholdings (see “— Disclosure of Significant Shareholding” above) and merger control, that may apply towards our company and which may create hurdles to an unsolicited tender offer, merger, change in management or other change in control. These provisions could discourage potential takeover attempts that other shareholders may consider to be in their best interest and could adversely affect the market price of the ordinary shares. These provisions may also have the effect of depriving the shareholders of the opportunity to sell their ordinary shares at a premium.
In addition, pursuant to Belgian company law, the board of directors of Belgian companies may in certain circumstances, and subject to prior authorization by the shareholders, deter or frustrate public takeover bids through dilutive issuances of equity securities (pursuant to the “authorized capital”) or through share buy-backs (i.e. purchase of own ordinary shares). In principle, the authorization of the board of directors to increase the share capital of our company through contributions in kind or in cash with cancellation or limitation of the preferential subscription right of the existing shareholders is suspended as of the notification to our company by the FSMA of a public takeover bid on the securities of our company. The general shareholders’ meeting can, however, under certain conditions, expressly authorize the board of directors to increase the capital of our company in such case by issuing ordinary shares in an amount of not more than 10% of the existing ordinary shares at the time of such a public takeover bid.
On September 7, 2020, the general shareholders’ meeting expressly authorized the board of directors to increase our company’s capital as a protective mechanism against potential public takeover bids.
The articles of association do not provide for any other specific protective mechanisms against public takeover bids.
Squeeze-Out
Pursuant to article 7:82 of the Belgian CCA or the regulations promulgated thereunder, a person or legal entity, or different persons or legal entities acting alone or in concert, who own (directly or indirectly) at least 95% of the securities with voting rights in a listed company are entitled to acquire the totality of the securities with voting rights in that company following a squeeze-out offer. The securities that are not voluntarily tendered in response to such an offer are deemed to be automatically transferred to the bidder at the end of the procedure. At the end of the squeeze-out procedure, our company is no longer deemed a listed company. The consideration for the securities must be in cash and must represent the fair value (verified by an independent expert) as to safeguard the interests of the transferring shareholders.
A squeeze-out offer is also possible upon completion of a public takeover bid, provided that the bidder holds at least 95% of the voting capital and 95% of the voting securities of the public company. In such a case, the bidder may require that all remaining shareholders sell their securities to the bidder at the offering price of the takeover bid, provided that, in case of a voluntary takeover offer, the bidder has also acquired 90% of the voting capital to which the offer relates. The ordinary shares that are not voluntarily tendered in response to any such offer are deemed to be automatically transferred to the bidder at the end of the procedure.
The DGCL provides for shareholders appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the shareholder’s ordinary shares, in connection with certain mergers and consolidations.
Limitations on the Right to Own Securities
Neither Belgian law nor our articles of association impose any general limitation on the right of non- residents or foreign persons to hold our securities or exercise voting rights on our securities other than those limitations that would generally apply to all shareholders.

Exchange Controls and Limitations Affecting Shareholders
There are no Belgian exchange control regulations that impose limitations on our ability to make, or the amount of, cash payments to residents of the United States.
We are in principle under an obligation to report to the National Bank of Belgium certain cross-border payments, transfers of funds, investments and other transactions in accordance with applicable balance-of- payments statistical reporting obligations. Where a cross-border transaction is carried out by a Belgian credit institution on our behalf, the credit institution will in certain circumstances be responsible for the reporting obligations.
Securities Exercisable for Ordinary Shares
See the section of this prospectus titled “Description of Warrants” for a description of securities granted by our board of directors to our directors, members of the executive management team, employees and other service providers.
Ordinary Shares
The following description is a summary of certain information relating to the rights and benefits attached to our ordinary shares, certain provisions of our articles of association and the Belgian Companies Code. Because this description is a summary, it may not contain all of the information important to you. Accordingly, this description is qualified entirely by reference to the description of our share capital and the material terms of our articles of association contained in our most recent Annual Report on Form 20-F as updated by other reports and documents we file with the SEC after the date hereof, together with our articles of association, a copy of which has been filed as an exhibit to our most recent Annual Report on Form 20-F.
Right to Attend and Vote at Our Meetings of Shareholders
Annual Meeting of Shareholders.
Our annual general shareholders’ meeting is held at the registered office of our company or at the place determined in the notice convening the general shareholders’ meeting. The meeting is held every year on the second Wednesday of the month of June, at 2:00 p.m. CET. If this day is a public holiday, even if it is only a public holiday in one of the communities of Belgium, the meeting will be held on the next business day. At our annual general shareholders’ meeting, the board of directors submits to the shareholders the audited non-consolidated and consolidated annual financial statements and the reports of the board of directors and of the statutory auditor with respect thereto.
The general shareholders’ meeting then decides on the approval of the statutory annual financial statements, the proposed allocation of our company’s profit or loss, the release from liability of the directors and the statutory auditor, the advisory vote on the remuneration report included in the annual report of the board of directors and, when applicable, the (re-)appointment or dismissal of the statutory auditor and/or of all or certain directors. In addition, as relevant, the general shareholders’ meeting must also decide on the approval of the remuneration of the directors and statutory auditor for the exercise of their mandate, and on the approval of provisions of service agreements to be entered into with executive directors, members of the executive management and other executives providing (as the case may be) for severance payments exceeding twelve months’ remuneration (or, subject to a motivated opinion by the remuneration committee, eighteen months’ remuneration).
Special and Extraordinary Meetings of Shareholders
Our board of directors or the statutory auditor (or the liquidators, if appropriate) may, whenever the interest of our company so requires, convene a special or extraordinary general shareholders’ meeting. Pursuant to article 7:126 of the Belgian CCA, such general shareholders’ meeting must also be convened every time one or more shareholders holding, alone or together, at least 10% of our company’s share capital so request. Shareholders that do not hold at least 10% of our company’s share capital do not have the right to have the general shareholders’ meeting convened.

Under the DGCL, special meetings of the shareholders of a Delaware corporation may be called by such person or persons as may be authorized by the certificate of incorporation or by the bylaws of the corporation, or if not so designated, as determined by the board of directors. Shareholders generally do not have the right to call meetings of shareholders, unless that right is granted in the certificate of incorporation or the bylaws.
Notices Convening Meetings of Shareholders and Agenda
The notice convening the general shareholders’ meeting must state the place, date and hour of the meeting and must include an agenda indicating the items to be discussed. The notice needs to contain a description of the formalities that shareholders must fulfil in order to be admitted to the general shareholders’ meeting and exercise their voting right, information on the manner in which shareholders can put additional items on the agenda and table draft resolutions, information on the manner in which shareholders can ask questions during the general shareholders’ meeting, information on the procedure to participate to the general shareholders’ meeting by means of a proxy or to vote by means of a remote vote, and, as applicable, the registration date for the general shareholders’ meeting. The notice must also mention where shareholders can obtain a copy of the documentation that will be submitted to the general shareholders’ meeting, the agenda with the proposed resolutions or, if no resolutions are proposed, a commentary by the board of directors, updates of the agenda if shareholders have put additional items or draft resolutions on the agenda, the forms to vote by proxy or by means of a remote vote, and the address of the webpage on which the documentation and information relating to the general shareholders’ meeting will be made available. This documentation and information, together with the notice and the total number of outstanding voting rights, must also be made available on our company’s website at the same time as the publication of the notice convening the meeting, for a period of five years after the relevant general shareholders’ meeting.
The notice convening the general shareholders’ meeting has to be published at least 30 calendar days prior to the general shareholders’ meeting in the Belgian Official Gazette (Belgisch Staatsblad/Moniteur Belge), in a newspaper that is published nation-wide in Belgium and in media that can be reasonably relied upon for the dissemination of information within the EEA in a manner ensuring fast access to such information on a non-discriminatory basis. A publication in a nationwide newspaper is not needed for annual general shareholders’ meetings taking place on the date, hour and place indicated in the articles of association of our company if the agenda is limited to the treatment of the financial statements, the annual report of the board of directors, the remuneration report and the report of the statutory auditor, the discharge from liability of the directors and statutory auditor, and the remuneration of directors. See also “— Annual Meeting of Shareholders” above. In addition to this publication, the notice has to be distributed at least 30 calendar days prior to the meeting via the website of our company (www.nyxoah.com). The term of 30 calendar days prior to the general shareholders’ meeting for the publication and distribution of the convening notice can be reduced to 17 calendar days for a second meeting if, as the case may be, the applicable quorum for the meeting is not reached at the first meeting, the date of the second meeting was mentioned in the notice for the first meeting and no new item is put on the agenda of the second meeting. See also further below under “— Quorum and Majority Requirements”.
At the same time as its publication, the convening notice must also be sent to the holders of registered ordinary shares, holders of registered bonds, holders of registered warrants, holders of registered certificates issued with the co-operation of our company (if any), and, as the case may be, to the directors and statutory auditor of our company.
Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the shareholders of a Delaware corporation must be given to each shareholder entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting and shall specify the place, date, hour and, in the case of a special meeting, the purpose of the meeting.
Admission to Meetings
All holders of ordinary shares, warrants, profit-sharing certificates, non-voting ordinary shares, bonds, subscription rights or other securities issued by our company, as the case may be, and all holders of certificates issued with the co-operation of our company (if any) can attend the general shareholders’ meetings insofar as the law or the articles of association entitles them to do so and, as the case may be, gives them the right to participate in voting.
In order to be able to attend a general shareholders’ meeting, a holder of securities issued by our company must satisfy two criteria: being registered as holder of securities on the registration date for the meeting, and notify our company:
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Firstly, the right to attend general shareholders’ meetings applies only to persons who are registered as owning securities on the fourteenth calendar day prior to the general shareholders’ meeting at midnight (CET) via registration, in the applicable register book for the securities concerned (for registered securities) or in the accounts of a certified account holder or relevant settlement institution for the securities concerned (for dematerialized securities or securities in book- entry form).

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Secondly, in order to be admitted to the general shareholders’ meeting, securities holders must notify our company at the latest on the sixth calendar day prior to the general shareholders’ meeting whether they intend to attend the meeting and indicate the number of ordinary shares in respect of which they intend to do so. For the holders of dematerialized securities or securities in book-entry form, the notice should include a certificate confirming the number of securities that have been registered in their name on the record date. The certificate can be obtained by the holder of the dematerialized securities or securities in book-entry form with the certified account holder or the applicable settlement institution for the securities concerned.

The formalities for the registration of securities holders, and the notification of our company must be further described in the notice convening the general shareholders’ meeting.
Each shareholder has the right to attend a general shareholders’ meeting and to vote at the general shareholders’ meeting in person or through a proxy holder, who need not be a shareholder. A shareholder may designate, for a given meeting, only one person as proxy holder, except in circumstances where Belgian law allows the designation of multiple proxy holders. The appointment of a proxy holder may take place in paper form or electronically (in which case the form shall be signed by means of an electronic signature in accordance with applicable Belgian law), through a form which shall be made available by our company. The signed original paper or electronic form must be received by our company at the latest on the sixth calendar day preceding the meeting. The appointment of a proxy holder must be made in accordance with the applicable rules of Belgian law, including in relation to conflicts of interest and the keeping of a register.
The notice convening the meeting may allow shareholders to vote remotely in relation to the general shareholders’ meeting, by sending a paper form or, if specifically allowed in the notice convening the meeting, by sending a form electronically (in which case the form shall be signed by means of an electronic signature in accordance with applicable Belgian law). These forms shall be made available by our company. The original signed paper form must be received by our company at the latest on the sixth calendar day preceding the date of the meeting. Voting through the signed electronic form may occur until the last calendar day before the meeting.
Our company may also organize a remote vote in relation to the general shareholders’ meeting through other electronic communication methods, such as, among others, through one or several websites. Our company shall specify the practical terms of any such remote vote in the convening notice.
Holders of securities who wish to be represented by proxy or vote remotely must, in any case comply with the formalities to attend the meeting. Holders of ordinary shares without voting rights, profit-sharing certificates without voting rights, convertible bonds, warrants or certificates issued with the cooperation of our company may attend the general shareholders’ meeting, but only with an advisory vote.
Votes
Each shareholder is entitled to one vote per share.
Voting rights can be mainly suspended in relation to ordinary shares:
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which are not fully paid up, notwithstanding the request thereto of the board of directors;

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to which more than one person is entitled, except in the event a single representative is appointed for the exercise of the voting right;

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which entitle their holder to voting rights above the threshold of 3%, 5%, 10%, 15%, 20% and any further multiple of 5% of the total number of voting rights attached to the outstanding financial instruments of our company on the date of the relevant general shareholders’ meeting, in the event that the relevant shareholder has not notified us and the FSMA at least 20 calendar days prior to the date of the general shareholders’ meeting in accordance with the applicable rules on disclosure of major shareholdings; and

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of which the voting right was suspended by a competent court or the FSMA.

Quorum and Majority Requirements
In general, there is no attendance quorum requirement for a general shareholders’ meeting and decisions are generally passed with a simple majority of the votes of the ordinary shares present or represented. However, capital increases (other than those decided by the board of directors pursuant to the authorized capital), decisions with respect to our company’s dissolution, mergers, demergers and certain other reorganizations of our company, amendments to the articles of association (other than an amendment of the corporate purpose), and certain other matters referred to in the Belgian CCA do not only require the presence or representation of at least 50% of the share capital of our company but also a majority of at least 75% of the votes cast (whereby abstentions are not included in the numerator nor in the denominator). An amendment of our company’s corporate purpose requires the approval of at least 80% of the votes cast at a general shareholders’ meeting (whereby abstentions are not included in the numerator nor in the denominator), which can only validly pass such resolution if at least 50% of the share capital of our company and at least 50% of the profit certificates, if any, are present or represented. In the event where the required quorum is not present or represented at the first meeting, a second meeting needs to be convened through a new notice. The second general shareholders’ meeting may validly deliberate and decide regardless of the number of ordinary shares present or represented. The special majority requirements, however, remain applicable.
Under the DGCL, the certificate of incorporation or bylaws of a Delaware corporation may specify the number of ordinary shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of ordinary shares entitled to vote at a meeting. In the absence of such specifications, a majority of ordinary shares entitled to vote shall constitute a quorum.
Right to Ask Questions at our Meetings of Shareholders
Within the limits of article 7:139 of the Belgian CCA, holders of securities have a right to ask questions to the directors in connection with the report of the board of directors or the items on the agenda of such general shareholders’ meeting. Holders of securities can also ask questions to the statutory auditor in connection with its report. Such questions can be submitted in writing prior to the meeting or can be asked at the meeting. The statutory auditor will immediately communicate any written questions to the board of directors. Written questions must be received by our company no later than the sixth calendar day prior to the meeting. Written and oral questions will be answered during the meeting concerned in accordance with applicable law. In addition, in order for written questions to be considered, the shareholders who submitted the written questions concerned must comply with the formalities to attend the meeting.
Dividends
All ordinary shares participate in the same manner in our profits, if any. Pursuant to the Belgian CCA, the shareholders can in principle decide on the distribution of profits with a simple majority vote at the occasion of the annual general shareholders’ meeting, based on the most recent statutory audited financial statements, prepared in accordance with Belgian GAAP and based on a (non-binding) proposal of our company’s board of directors. The shareholders shall lose their right to receive the dividends five years after the payment date of these dividends pursuant to Article 2277 of the Belgian Civil Code. From that date onwards, our company shall no longer be required to pay such dividends. The articles of association also authorize the board of directors to declare interim dividends without shareholder approval. The right to pay such interim dividends is, however, subject to certain legal restrictions.
Our ability to distribute dividends is subject to availability of sufficient distributable profits as defined under Belgian law on the basis of our stand-alone statutory accounts prepared in accordance with Belgian GAAP. In particular, dividends can only be distributed if following the declaration and issuance of the dividends the amount of our net assets on the date of the closing of the last financial year as follows from the statutory non-consolidated financial statements (i.e., summarized, the amount of the assets as shown in the balance sheet, decreased with provisions and liabilities, all in accordance with Belgian accounting rules), and, save in exceptional cases, to be mentioned and justified in the notes to the annual accounts, decreased with the non-amortized costs of incorporation and extension and the non- amortized costs for research and development, does not fall below the amount of the paid-up capital (or, if higher, the issued capital), increased with the amount of non-distributable reserves (which include, as the case may be, the unamortized part of any revaluation surpluses).
In addition, pursuant to Belgian law and our Articles of Association, we must allocate an amount of 5% of our Belgian GAAP annual net profit to a legal reserve in its stand-alone statutory accounts, until the legal reserve amounts to 10% of our share capital. Our legal reserve currently does not meet this requirement nor will it meet the requirement at the time of the closing. Accordingly, 5% of our Belgian GAAP annual net profit during future years will need to be allocated to the legal reserve, further limiting our ability to pay out dividends to its shareholders. Furthermore, additional financial restrictions and other limitations may be contained in future credit agreements.
The right to payment of dividends expires five years after the board of directors declared the dividend payable.
Under the DGCL, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for either or both of the fiscal year in which the dividend is declared and the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). Dividends may be paid in the form of ordinary shares, property or cash.
Appointment of Directors
Pursuant to the Belgian CCA and the articles of association, the board of directors must consist of at least three directors. Our company’s Corporate Governance Charter provides that the composition of the board of directors should ensure that decisions are made in the corporate interest. It should be determined on the basis of diversity, as well as complementary skills, experience and knowledge. Pursuant to the Belgian Code on Corporate Governance, a majority of the directors must be non-executive and at least three directors must be independent in accordance with the criteria set out in the Belgian Code on Corporate Governance. By January 1, 2026, at least one third of the members of the board of directors must be of the opposite gender.
Liquidation Rights
Our company can only be voluntarily dissolved by a shareholders’ resolution passed with a majority of at least 75% of the votes cast at an extraordinary meeting of shareholders where at least 50% of the share capital is present or represented. In the event the required quorum is not present or represented at the first meeting, a second meeting needs to be convened through a new notice. The second meeting of shareholders can validly deliberate and decide regardless of the number of ordinary shares present or represented.
Under the DGCL, unless the board of directors approves the proposal to dissolve, dissolution of a Delaware corporation must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding ordinary shares. The DGCL allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

In the event of the dissolution and liquidation of our company, the assets remaining after payment of all debts and liquidation expenses will be distributed to the holders of our ordinary shares, each receiving a sum on a pro rata basis.
Pursuant to article 7:228 of the Belgian CCA, if, as a result of losses incurred, the ratio of our company’s net assets (determined in accordance with Belgian legal and accounting rules for non-consolidated financial statements) to share capital is less than 50%, the board of directors must convene an extraordinary general shareholders’ meeting within two months as of the date upon which the board of directors discovered or should have discovered this undercapitalization. At this general shareholders’ meeting the board of directors needs to propose either the dissolution of our company or the continuation of our company, in which case the board of directors must propose measures to redress our company’s financial situation. The board of directors must justify its proposals in a special report to the shareholders. Shareholders representing at least 75% of the votes validly cast at this meeting have the right to dissolve our company, provided that at least 50% of our company’s share capital is present or represented at the meeting.
If, as a result of losses incurred, the ratio of our company’s net assets to share capital is less than 25%, the same procedure must be followed, it being understood, however, that in that event shareholders representing 25% of the votes validly cast at the meeting (whereby abstentions are not included in the numerator nor in the denominator) can decide to dissolve our company.
Pursuant to article 7:229 of the Belgian CCA, if the amount of our company’s net assets has dropped below €61,500, any interested party is entitled to request the competent court to dissolve our company. The court can order the dissolution of our company or grant a grace period within which our company is to remedy the situation.
If our company is dissolved for any reason, the liquidation must be carried out by one or more liquidators appointed by the general shareholders’ meeting and whose appointment has been ratified by the enterprise court. Any balance remaining after discharging all debts, liabilities and liquidation costs must first be applied to reimburse, in cash or in kind, the paid-up capital of the ordinary shares not yet reimbursed. Any remaining balance shall be equally distributed amongst all the shareholders.
Listing
The ordinary shares are listed on the Nasdaq Global Market under the symbol “NYXH”. Our ordinary shares are currently also listed on Euronext Brussels under the symbol “NYXH.”
Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.
We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.
General
Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.
We will describe in each prospectus supplement the following terms relating to a series of debt securities:
•
title or designation;

•
the aggregate principal amount and any limit on the amount that may be issued;

•
the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

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whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

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the maturity date and the date or dates on which principal will be payable;

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the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•
whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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the terms of the subordination of any series of subordinated debt;

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the place or places where payments will be payable;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

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whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

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whether we will be restricted from incurring any additional indebtedness;

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a discussion of any material or special U.S. federal income tax considerations or Belgian tax considerations applicable to a series of debt securities;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities. We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations, Belgian tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction
The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.
Events of Default Under the Indenture
The following are events of default under the indentures with respect to any series of debt securities that we may issue:
•
if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

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if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

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if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•
if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:
•
the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:
•
These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

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the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

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the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•
the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver
The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:
•
to fix any ambiguity, defect or inconsistency in the indenture; and

•
to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:
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extending the fixed maturity of the series of debt securities;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

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reducing the principal amount of discount securities payable upon acceleration of maturity;

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making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•
reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:
•
the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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compensate and indemnify the trustee; and

•
appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•
register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee
The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay the principal of and any premium and interest due on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable. However, since we are a company incorporated and existing under Belgian law, certain aspects of the debt securities may be governed by mandatory provisions of Belgian law, which, if applicable, will be specified in the applicable prospectus supplement and indenture (or post-effective amendment hereto).
Subordination of Subordinated Debt Securities
Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS
General
We may issue warrants to purchase our ordinary shares represented by ordinary shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•
the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price payable;

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the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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if applicable, the exercise price for our ordinary shares and the number of ordinary shares to be received upon exercise;

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if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants will be issued in fully registered form or dematerialized form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•
any applicable material U.S. federal income tax consequences and any applicable material Belgian tax consequences;

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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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if applicable, the date from and after which the warrants and the ordinary shares and/or debt securities will be separately transferable;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the anti-dilution provisions of the warrants, if any;

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any redemption or call provisions, if any;

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whether the warrants may be sold separately or with other securities as parts of units; and

•
any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS
General
We may issue rights to our shareholders to purchase our ordinary shares represented by ordinary shares or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, ordinary shares represented by ordinary shares, or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:
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the date of determining the shareholders entitled to the rights distribution;

•
the aggregate number of ordinary shares represented by ordinary shares or other securities purchasable upon exercise of the rights;

•
the exercise price;

•
the aggregate number of rights issued;

•
whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

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the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•
the method by which holders of rights will be entitled to exercise;

•
the conditions to the completion of the offering, if any;

•
the withdrawal, termination and cancellation rights, if any;

•
whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•
whether shareholders are entitled to oversubscription rights, if any;

•
any applicable material U.S. federal income tax considerations and any applicable material Belgian tax considerations; and

•
any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of ordinary shares represented by ordinary shares or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares represented by ordinary share or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
Rights Agent
The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions of the governing unit agreement that differ from those described below; and

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit, as applicable, and to any ordinary shares, debt security, warrant or right included in each unit, as applicable.
Unit Agent
The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as a unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

EXPENSES
The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby, other than the SEC registration fee and the FINRA filing fee.
SEC registration fee	$22,040
FINRA filing fee	30,500
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
Miscellaneous expenses	(1)
Total	$(1)

(1)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the debt securities, warrants, rights and units governed by U.S. law and certain other matters of U.S. law will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Unless the applicable prospectus supplement indicates otherwise, the validity of our ordinary shares underlying the ordinary shares and certain matters governed by Belgian law will be passed on for us by NautaDutilh BV/SRL. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Nyxoah SA appearing in Nyxoah’s Annual Report on Form 20-F for the year ended December 31, 2021, have been audited by EY Réviseurs d’Entreprises / EY Bedrijfsrevisoren SRL/BV, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The business address of EY Réviseurs d’Entreprises / EY Bedrijfsrevisoren SRL/BV is De Kleetlaan 2, 1831 Machelen, Belgium.
ENFORCEMENT OF LIABILITIES
We are a corporation organized under the laws of Belgium. The majority of our directors are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. Accordingly, it may be difficult for investors:
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to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

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to enforce judgments obtained in such actions against us or our non-U.S. resident officers and directors;

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to bring an original action in a Belgian court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

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to enforce against us or our directors in non-U.S. courts, including Belgian courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

The United States currently does not have a treaty with Belgium providing for the reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters. Consequently, a final judgment rendered by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Belgium. Actions for the recognition and enforcement of judgments of U.S. courts are regulated by Articles 22 to 25 of the 2004 Belgian Code of Private International Law. Recognition or enforcement does not imply a review of the merits of the case and is irrespective of any reciprocity requirement. A U.S. judgment will, however, not be recognized or declared enforceable in Belgium, unless (in addition to compliance with certain technical provisions) the Belgian courts are satisfied of the following:
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The effect of the recognition or enforcement of judgment is not manifestly incompatible with (Belgian) public order.

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The judgment did not violate the rights of the defendant.

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The judgment was not rendered in a matter where the parties did not freely dispose of their rights, with the sole purpose of avoiding the application of the law applicable according to Belgian international law.

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The judgment is not subject to further recourse under U.S. law.

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The judgment is not incompatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that might be recognized in Belgium.

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The claim was not filed outside Belgium after a claim was filed in Belgium, if the claim filed in Belgium relates to the same parties and the same subject and is still pending.

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The Belgian courts did not have exclusive jurisdiction to rule on the matter.

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The U.S. court did not accept its jurisdiction solely on the basis of either the presence of the plaintiff or the location of goods not direct linked to the dispute in the United States.

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The judgment did not concern the deposit or validity of intellectual property rights when the deposit or registration of those intellectual property rights was requested, done or should have been done in Belgium pursuant to international treaties.

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The judgment did not relate to the validity, operation, dissolution, or liquidation of a legal entity that has its main seat in Belgium at the time of the petition of the U.S. court.

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If the judgment relates to the opening, progress or closure of insolvency proceedings, it is rendered on the basis of the European Insolvency Regulation (EC Regulation No. 1346/2000 of May 29, 2000) or, if not, that (a) a decision in the principal proceedings is taken by a judge in the state where the most important establishment of the debtor was located or (b) a decision in territorial proceedings was taken by a judge in the state where the debtor had another establishment than its most important establishment.

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The judgment submitted to the Belgian court is authentic under the laws of the state where the judgment was issued; in case of a default judgment, it can be shown that under locally applicable laws the invitation to appear in court was properly served on the defendant; a document can be produced showing that the judgment is, under the rules of the state where it was issued, enforceable and was properly served on the defendant.

In addition, with regard to the enforcement by legal proceedings of any claim (including the exequatur of foreign court decisions in Belgium), a registration tax of 3% (to be calculated on the total amount that a debtor is ordered to pay) is due, if the sum of money that the debtor is ordered to pay by a Belgian court judgment, or by a foreign court judgment that is either (i) automatically enforceable and registered in Belgium or (ii) rendered enforceable by a Belgian court, exceeds €12,500. The debtor is liable for the payment of the registration tax.
A stamp duty is payable for each original copy of an enforcement judgment rendered by a Belgian court, with a maximum of €1,450.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file Annual Reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
We also maintain a website at www.nyxoah.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:
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our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 24, 2022;

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our Reports on Form 6-K furnished to the SEC on March 17, 2022, March 24, 2022, May 6, 2022, May 10, 2022, June 2, 2022, July 11, 2022, July 19, 2022, August 2, 2022, August 8, 2022, October 24, 2022 and November 8, 2022; and

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the description of ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on June 28, 2021, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Nyxoah SA
Rue Edouard Belin 12
B-1435 Mont-Saint-Guibert
Belgium
You may also access these documents on our website, www.nyxoah.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

1,215,964 Ordinary Shares
PROSPECTUS SUPPLEMENT
November 13, 2025